Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: B456 Systems, Inc., et al.,(1) Debtors.	Chapter 11 Case No. 12-12859 (KJC) Jointly Administered Reference Doc. No. 966, 1513

PROPOSED FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
CONFIRMING MODIFIED FIRST AMENDED JOINT PLAN OF

LIQUIDATION OF B456 SYSTEMS, INC., ET AL.

A HEARING HAVING BEEN HELD BEFORE THE COURT on May 20, 2013 (the “Confirmation Hearing”), to consider confirmation of the Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., dated April 22, 2013 (including all exhibits thereto and as modified, the “Plan”),(2) proposed by B456 Systems, Inc. and its affiliates in the above-captioned jointly administered cases (the “Debtors”);

IT APPEARING TO THE COURT that the Disclosure Statement with Respect to the First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., dated March 14, 2013 [Docket No. 1209] (the “Disclosure Statement”) has been previously approved by the Court on March 14, 2013, pursuant to the Order (I) Approving Disclosure Statement, (II) Determining Dates, Procedures and Forms Applicable to Solicitation Process, (III) Establishing Vote Tabulation Procedures and (IV) Establishing Objection Deadline and Scheduling Hearing to

(1)                                 The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: B456 Systems, Inc. (f/k/a A123 Systems, Inc.) (3876); B456 Securities Corporation (f/k/a A123 Securities Corporation) (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o B456 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

(2)                                 Capitalized terms used herein without definition have the meanings provided for in the Plan.  In addition, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

Consider Confirmation of Plan [Docket No. 1239] (the “Disclosure Statement Order”), which also established procedures for the solicitation and tabulation of votes to accept or reject the Plan, scheduled a hearing on confirmation of the Plan and approved related notice procedures;

IT FURTHER APPEARING TO THE COURT that solicitation and noticing procedures with respect to the Plan approved by the Court pursuant to the Disclosure Statement Order have been followed as set forth in the Declaration of Kathleen M. Logan Certifying Voting On, and Tabulation Of, Ballots Accepting and Rejecting First Amended Joint Plan of Liquidation of A123 Systems, Inc., et. al., NKA B456 Systems, Inc. et. al. dated April 25, 2013 [Docket No. 1537] (the “Voting Agent Declaration”); affidavits of service having been executed by Logan & Company, Inc. with respect to the mailing of notice of the Confirmation Hearing and solicitation materials in respect of the Plan in accordance with the Disclosure Statement Order (collectively, the “Affidavits of Service”) and having been filed with the Court [Docket Nos. 1276, 1384, 1385, 1386, 1387, 1389, 1390, 1391, 1392, 1393]; and verification of publication of the Notice of Hearing to Consider Confirmation of, and Deadline for Objecting to, Debtors’ First Amended Joint Plan of Liquidation (the “Affidavit of Publication”) in the Wall Street Journal (global edition), the Boston Globe, the Detroit News & Free Press and the St. Louis Post-Dispatch in accordance with the Disclosure Statement Order having been filed with the Court on [Docket No. 1527];

IT FURTHER APPEARING TO THE COURT that the Debtors filed with the Court, as Appendix D to the Disclosure Statement, the form of the Liquidation Trust Agreement and on April 22, 2013 filed with the Court the Notice of Filing of Revised Liquidation Trust Agreement [Docket No. 1515], which attached as Exhibit A thereto a revised Liquidation Trust Agreement

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(the “Liquidation Trust Agreement”) and, together with any other documents necessary to implement the Plan, the “Plan Documents”);

IT FURTHER APPEARING TO THE COURT that, prior to the Confirmation Hearing, the Debtors filed with the Court and served on all parties entitled to notice under Bankruptcy Rule 2002 the Notice of Retained Assets identifying the Retained Assets [Docket No. 1514];

IT FURTHER APPEARING TO THE COURT that on April 17, 2013, the Debtors filed the Notice of Adjournment of Hearing to Consider Confirmation of the First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., [Docket No. 1476] which stated that the hearing to consider confirmation of the Amended Plan had been adjourned to May 20, 2013 at 10:00 a.m. (Eastern Time) before the Honorable Kevin J. Carey, Judge of the Bankruptcy Court, in the United States Courthouse, at 824 Market Street, Wilmington, Delaware 19801.

IT FURTHER APPEARING TO THE COURT that the deadline for filing objections to the Plan has passed;

IT FURTHER APPEARING TO THE COURT that the deadline for casting ballots to accept or reject the Plan has passed and that the results of voting have been certified by Logan & Company, Inc., acting as voting agent for the balloting permitted for Class 4 General Unsecured Claims, Class 5 Senior Notes Claims, and Class 6 Subordinated Notes Claims, pursuant to the Disclosure Statement Order and as set forth in the Voting Agent Declaration;

IT FURTHER APPEARING TO THE COURT that the Debtors have proposed certain modifications to the Plan as set forth in the Notice of Modifications to the First Amended Joint Plan of Liquidation of A123 Systems, Inc., et al., dated April 22, 2013 [Docket No. 1513] (the “Notice of Modifications”) and to the extent the terms of this Confirmation Order may be

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construed to constitute modifications to the Plan (collectively, the “Modifications”), and that a conformed, final copy of the Plan is attached hereto as Exhibit D;

IT FURTHER APPEARING TO THE COURT that the Debtors have filed (a) the Declaration of David Prystash in Support of Confirmation of the Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., dated May 15, 2013 (the “Prystash Declaration”) and (b) the Declaration of Robert Caruso in Support of Confirmation of the Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., dated May 15, 2013 (the “Caruso Declaration”), each as an exhibit to the Debtors’ (I) Memorandum of Law in Support of Confirmation of and (II) Response to Objections to, the Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc. et. al. [Docket No. 1651];

IT FURTHER APPEARING TO THE COURT that the Debtors have presented testimony, evidence and argument of counsel in support of confirmation of the Plan, and that additional testimony, evidence or argument of counsel has been presented by other parties in interest;

NOW, THEREFORE, based upon the Court’s review of (a) the Disclosure Statement, (b) the Plan, (c) the Liquidation Trust Agreement, (d) the Prystash Declaration, (e) the Caruso Declaration, (f) the Voting Agent Declaration, (g) all of the evidence proffered or adduced, filings and arguments of counsel during these Chapter 11 Cases and (h) all of the evidence proffered or adduced at, filings in connection with, and arguments of counsel made at, the Confirmation Hearing; and after due deliberation thereon and good cause appearing therefor, and for the reasons set forth on the record at the Confirmation Hearing:

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IT IS HEREBY FOUND AND DETERMINED THAT:

A.                                    Findings of Fact and Conclusions of Law.  The findings of fact and the conclusions of law stated in this Confirmation Order and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014.  To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

B.                                    Jurisdiction; Venue; Core Proceeding.  This Court has jurisdiction over the Debtors’ Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334.  Venue in the District of Delaware was proper as of the Petition Date and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L) over which this Court has exclusive jurisdiction.

C.                                    Transmittal and Mailing of Solicitation Materials and Notices.  The solicitation materials and notices prescribed by the Disclosure Statement Order were served in compliance with the Disclosure Statement Order, and such service was adequate and sufficient.  Supplemental notice of the Confirmation Hearing was provided by publication as required by the Disclosure Statement Order.  Adequate and sufficient notice of the Confirmation Hearing and the other deadlines and matters required to be noticed pursuant to the Disclosure Statement Order was given in compliance with the Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice is or shall be required.

D.                                    Adequacy of Voting Procedures.  All procedures used to distribute the solicitation materials to the appropriate creditors entitled to vote on the Plan and to tabulate the ballots returned by creditors were fair and were conducted in accordance with the applicable provisions

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of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order.  Votes for acceptance or rejection of the Plan were solicited and cast in good faith, and only after transmittal of the approved Disclosure Statement, and otherwise in compliance with Bankruptcy Code Sections 1125 and 1126 and Bankruptcy Rules 3017 and 3018.  As evidenced by the Voting Agent Declaration, all Ballots were properly tabulated.

E.                                     Good Faith Solicitation — 11 U.S.C. § 1125(e).  Based on the record before the Court in the Chapter 11 Cases, the Debtors, and any of their respective directors, officers, employees, members, participants, agents, representatives, partners, affiliates, counsel, other advisors, successors or assigns, have acted in good faith within the meaning of Bankruptcy Code Sections 1125(e) and 1129(a)(3), and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in Bankruptcy Code Section 1125, and are entitled to the protections afforded by Bankruptcy Code Section 1125(e).

F.                                      Impaired Class that Has Voted to Accept or Reject the Plan.  Classes 4, 5 and 6 are impaired and, as evidenced by the Voting Agent Declaration, which certified both the method and results of the voting, have voted to accept the Plan pursuant to the requirements of Bankruptcy Code Sections 1125 and 1126.  Thus, at least one impaired Class of Claims has voted to accept the Plan.

G.                                    Classes Deemed to have Accepted or Rejected the Plan.  Classes 1, 2, and 3 are not impaired under the Plan and are deemed to have accepted the Plan pursuant to Bankruptcy Code Section 1126(f).  Classes 7, 8, 9 and 10 are not expected to receive any distributions under the Plan and are deemed to have rejected the Plan pursuant to Bankruptcy Code Section 1126(g).

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H.                                   Compromise and Settlement. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors.  The compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

I.                                        Deemed Consolidation.  There is extensive evidence of a substantial identity, extensive interrelationship, interdependence and entanglement between and among the Debtors in virtually all operational, functional, and financial aspects and, therefore, it is unlikely that parties in interest would have relied upon the separate identity of any Debtor in conducting business.  Based on, among other things, the Disclosure Statement, the Prystash Declaration, the Caruso Declaration and the record of the Confirmation Hearing, no class of creditors or interest holders is disadvantaged by the deemed consolidation of the Debtors.

J.                                        Exculpations, Releases and Injunctions.  Each of (a) the exculpation and limitation of liability provisions of the Plan (the “Exculpation”) with respect to (i) the Debtors, (ii) Reorganized B456 and Reorganized Grid Storage, (iii) the directors, officers, or employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (iv) the professionals or court-retained agents of the Debtors, Reorganized B456 and Reorganized Grid Storage, (v) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, (vi) the Subordinated

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Notes Indenture Trustee, (vii) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, or (viii) any of the successors or assigns of any of the parties identified in the foregoing clauses (i) through (vii), (b) the releases under the Plan by the Debtors (the “Debtor Releases”) with respect to (i) any of the other Debtors, (ii) Reorganized B456 and Reorganized Grid Storage, (iii) any of the present or former directors, officers, and employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, (iv) any of the Debtors’ professionals and court-retained agents serving during the pendency of the Chapter 11 Cases, (v) the Subordinated Notes Indenture Trustee, (vi) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent, and Prepetition Lender, and (vii) any of the successors or assigns of any of the parties identified in the foregoing clauses (i) through (vi), and (c) the injunction provisions under the Plan (the “Injunction”) with respect to (i) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (ii) respecting Section 12.08(vi)(A), (vi)(B), and (vi)(C) of the Plan, the Estates and the Liquidation Trust: (1) are within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (2) are essential means of implementing the Plan pursuant to Bankruptcy Code Section 1123(a)(5); (3) are integral elements of the transactions incorporated into the Plan; (4) confer material benefits on, and are in the best interests of, the Debtors, their Estates and their creditors; (5) are important to the overall objectives of the Plan to finally resolve all claims among or against the key parties in interest in the Chapter 11 Cases with respect to the Debtors; and (6) are consistent with Bankruptcy Code Sections 105, 1123 and 1129, and other applicable provisions of the Bankruptcy Code.  The record of the Confirmation Hearing and the Chapter 11 Cases is

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sufficient to support the Exculpation, the Debtor Releases, and the Injunction provisions contained in the Plan.

K.                                   Plan Compliance with Bankruptcy Code — 11 U.S.C. § 1129(a)(1).  The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Bankruptcy Code Section 1129(a)(1).

(1)                                 Proper Classification—11 U.S.C. §§ 1122, 1123(a)(1).  Aside from Administrative Expense Claims, Fee Claims and Priority Tax Claims, which need not be classified, the Plan designates ten Classes of Claims and Interests.  The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class.  Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate among holders of Claims and Interests.  Thus, the Plan satisfies Bankruptcy Code Sections 1122 and 1123(a)(1).

(2)                                 Specified Unimpaired Classes—11 U.S.C. § 1123(a)(2).  Article 5 of the Plan specifies that Classes 1, 2, and 3 are unimpaired under the Plan, thereby satisfying Bankruptcy Code Sections 1123(a)(2).

(3)                                 Specified Treatment of Impaired Classes—11 U.S.C. § 1123(a)(3).  Article 5 of the Plan designates Classes 4, 5, 6, 7, 8, 9 and 10 as impaired and specifies the treatment of Claims and Interests in those Classes, thereby satisfying Bankruptcy Code Section 1123(a)(3).

(4)                                 No Discrimination—11 U.S.C. § 1123(a)(4).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying Bankruptcy Code Sections 1123(a)(4).

(5)                                 Implementation of Plan—11 U.S.C. § 1123(a)(5).  Article 7 of the Plan provides adequate and proper means for its implementation, thereby satisfying Bankruptcy Code Sections 1123(a)(5).

(6)                                 Non-Voting Equity Securities—11 U.S.C. § 1123(a)(6).  The Plan provides that the New Equity shall be entitled to all applicable voting rights.  Additionally, Section 7.13 of the Plan provides that on the Effective Date, the charter of Reorganized B456 and the operating agreement of Reorganized Grid Storage shall be deemed amended to include a provision prohibiting the issuance of nonvoting equity securities pursuant to Bankruptcy Code Section 1126(a)(6).  Therefore, the Plan satisfies the requirement of Bankruptcy Code Section 1123(a)(6).

(7)                                 Selection of Officers and Directors—11 U.S.C. § 1123(a)(7).  On and after the Effective Date, the respective Boards of Directors of B456, B456 Securities and Grid Storage shall be terminated and all of the officers and directors of B456, B456 Securities and Grid

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Storage, to the extent they have not already done so, shall be deemed to have resigned from their respective positions with B456, B456 Securities or Grid Storage, as applicable.  Following the Effective Date, the officers and directors of Reorganized B456 and Reorganized Grid Storage shall be appointed by the Wanxiang Equity Designee.  The initial officer and director of Reorganized B456, following the Effective Date, shall be Daniel Li.  Immediately following the Effective Date, Reorganized Grid Storage will be a member-managed LLC and will not have any officers or directors.  The Wanxiang Equity Designee will be the sole member of Reorganized Grid Storage.  A Liquidation Trustee will be appointed to serve under the Liquidation Trust Agreement, under the oversight of a Liquidation Trust Oversight Committee.  The initial Liquidation Trustee and the members of the Liquidation Trust Oversight Committee, have been identified in the Liquidation Trust Agreement or herein, and any successor to the initial Liquidation Trustee and the members of the Liquidation Trust Oversight Committee selected under the terms of the Liquidation Trust Agreement, will be appointed in a manner consistent with the interests of holders of Claims and Interests and with public policy.  Accordingly, the requirements of Bankruptcy Code Section 1123(a)(7) are satisfied.

(8)                                 Additional Plan Provisions—11 U.S.C. § 1123(b).  The Plan’s additional provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.  The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(a)                                 Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases—11 U.S.C. § 1123(b)(1)-(2).  In accordance with Bankruptcy Code Section 1123(b)(l), Article V of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests.  In accordance with Bankruptcy Code Section 1123(b)(2), Article VIII of the Plan provides for the rejection of all executory contracts and unexpired leases of the Debtors that have not expired by their own terms as of the Effective Date, except for those executory contracts and unexpired leases that (a) have been assumed, assumed and assigned or rejected pursuant to previous orders of the Bankruptcy Court, or (b) are the subject of a pending motion to assume or a motion or permitted notice to assume and assign, in each case filed as of the Effective Date.  The Plan is therefore consistent with Bankruptcy Code Section 1123(b)(1)-(2).

(b)                                 Retention, Enforcement, and Settlement of Claims Held by the Debtors—11 U.S.C. § 1123(b)(3).  Pursuant to Bankruptcy Code Section 1123(b)(3), except as otherwise provided in the Plan or this Confirmation Order, after transfer of the Assets (other than the Retained Assets) to the Liquidation Trust pursuant to Section 7.01 of the Plan, the Liquidation Trustee will have the exclusive rights, powers, and interests of the Estates to pursue, settle, or abandon any and all Estate Causes of Action, including Avoidance Actions, as the sole representative of the Estates.

Unless otherwise ordered by the Court after notice and a hearing, from and after the Effective Date of the Plan, only the Liquidation Trustee shall be entitled to object to Claims.  The Claims/Interest Objection Deadline shall be the first Business Day that is one hundred twenty (120) days after the Effective date unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee.  No other deadlines by

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which objections to Claims must be Filed have been established in these Chapter 11 Cases.  In light of the foregoing, the Plan is consistent with Bankruptcy Code Section 1123(b)(3).

(c)           Sale of All or Substantially All of the Property of the Estate—11 U.S.C. § 1123(b)(4).  Consistent with Bankruptcy Code Section 1123(b)(4), the Plan effectuates the distribution of the proceeds of the sale of all or substantially all assets of the Estates under the Plan or previous Sale Orders of the Court.  The Plan is therefore consistent with Bankruptcy Code Section 1123(b)(4).

(d)           Modification of the Rights of Holders of Claims—11 U.S.C. § 1123(b)(5).  Article V of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of each Class of Claims, and therefore, the Plan is consistent with Bankruptcy Code Section 1123(b)(5).

(e)           Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code; Deemed Consolidation—11 U.S.C. § 1123(b)(6).  The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (a) the provisions of Article VII of the Plan regarding the means for executing and implementing the Plan; (b) the provisions of Article VIII of the Plan governing the treatment of executory contracts and unexpired leases; (c) the provisions of Article X of the Plan governing distributions on account of Allowed Claims, particularly as to the timing and calculation of amounts to be distributed; (d) the provisions of Article II of the Plan with respect to the deemed consolidation of the Debtors with respect to the treatment of all Claims and Interests; (e) the provisions of Section 12.06 of the Plan regarding the exculpation of the Debtors and certain other parties with respect to acts or omissions relating to, or arising out of, the Chapter 11 Cases; (f) the provisions of Section 12.07 of the Plan regarding the Releases by Debtors; (g) the provisions of Section 12.08 of the Plan regarding the injunction with respect to claims and interests treated under the Plan; (h) the provisions of Section 12.09 of the Plan regarding the discharge of B456, Grid Storage, and their Estates and all successors thereto pursuant to Bankruptcy Code Section 1141(d)(1)(A); and (i) the provisions of Article XIII of the Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date.  The Plan is therefore consistent with Bankruptcy Code Section 1123(b)(6).

(9)           Plan Compliance with Fed. R. Bankr. P. 3016.  The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).  The filing of the Disclosure Statement with the Court satisfies Bankruptcy Rule 3016(b).  Further, the Plan and Disclosure Statement describe in specific and conspicuous language all acts to be enjoined and identify the entities that are subject to the injunction, satisfying Bankruptcy Rule 3016(c) to the extent applicable.

(10)         Compliance with Fed. R. Bankr. P. 3017.  The Debtors have given notice of the Confirmation Hearing as required by Bankruptcy Rule 3017(d) and the Disclosure Statement Order.  The solicitation materials prescribed by the Disclosure Statement Order were

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transmitted to the creditors entitled to vote on the Plan in accordance with Bankruptcy Rule 3017(d).

(11)         Compliance with Fed. R. Bankr. P. 3018.  The solicitation of votes to accept or reject the Plan satisfies Bankruptcy Rule 3018.  The Plan was transmitted to all creditors entitled to vote on the Plan, sufficient time was prescribed for such creditors to accept or reject the Plan, and the solicitation materials used and solicitation procedures followed comply with Bankruptcy Code Sections 1125 and 1126, thereby satisfying the requirements of Bankruptcy Rule 3018.

L.            Debtors’ Compliance with Bankruptcy Code—11 U.S.C. § 1129(a)(2).  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Bankruptcy Code Section 1129(a)(2).  Specifically:

(1)           The Debtors are proper debtors under Bankruptcy Code Section 109.

(2)           The Debtors have complied with all applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by order of the Court.

(3)           The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order, including, but not limited to, the provisions of Bankruptcy Code Sections 1125 and 1126 in transmitting the Plan, the Disclosure Statement, the ballots and related documents and notices and in soliciting and tabulating votes to accept or reject the Plan.

M.           Plan Proposed in Good Faith—11 U.S.C. § 1129(a)(3).  The Debtors have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Bankruptcy Code Section 1129(a)(3).  The Debtors’ good faith is evident from the Prystash Declaration and the record of these Chapter 11 Cases, including the record of the hearing to approve the Disclosure Statement and the record of the Confirmation Hearing.  Based upon the evidence proffered at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of liquidating the Debtors’ assets and distributing any proceeds among the creditors.  Moreover, the sufficiency of disclosure, the support of the Debtors’ primary constituencies, and the acceptance of the Plan by holders of Claims who voted on it, all provide independent evidence of the Debtors’ good faith in proposing

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the Plan in compliance with Bankruptcy Code Section 1129(a)(3).  Further, the Plan’s classification and treatment of Claims and Interests, its compromise provisions, and its exculpation, release, and injunction provisions have been negotiated in good faith and at arms’ length and are consistent with Bankruptcy Code Sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142.

N.            Payments for Services or Costs and Expenses—11 U.S.C. § 1129(a)(4).  Except as otherwise provided in the Plan, Liquidation Trust Agreement or certain prior orders of the Court, any payments made or to be made for services or for costs and expenses incurred in connection with the Chapter 11 Cases are subject to the Court’s approval.  Fees to be paid to the Debtors’ retained professionals are subject to the Court’s approval, through the fee application process.  Funds to be contributed to support the Liquidation Trust are specified in the Plan and include the Liquidation Trust Operational Reserve in the amount deemed necessary to satisfy anticipated future Liquidation Trust Operating Expenses.  The Liquidation Trustee and its professionals are entitled to payment of reasonable fees and out-of-pocket expenses as set forth in the Plan and the Liquidation Trust Agreement, and members of the Liquidation Trust Oversight Committee are entitled to reimbursement of reasonable out-of pocket expenses as set forth in the Liquidation Trust Agreement.

O.            Directors, Officers and Insiders—11 U.S.C. § 1129(a)(5).  Under the Plan, the Debtors’ directors and officers are deemed to resign as of the Effective Date of the Plan. Following the Effective Date, the officers and directors of Reorganized B456 and Reorganized Grid Storage shall be appointed by the Wanxiang Equity Designee.  The initial officer and director of Reorganized B456, following the Effective Date, shall be Daniel Li.  Immediately following the Effective Date, Reorganized Grid Storage will be a member-managed LLC and

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will not have any officers or directors.  The Wanxiang Equity Designee will be the sole member of Reorganized Grid Storage.  Pursuant to Section 7.01(b) of the Plan, on the Effective Date, the Liquidation Trustee shall execute the Liquidation Trust Agreement, establishing the Liquidation Trust.  To the extent the Liquidation Trust is a successor to the Debtors, Bankruptcy Code Section 1129(a)(5) is satisfied here, as pursuant to the Liquidation Trust Agreement, PIRINATE Consulting Group, LLC has been identified as the Liquidation Trustee and BAE Systems Controls, Inc., and Hudson Bay Capital Management, LLC have been identified as the members of the Liquidation Trust Oversight Committee.  The Plan therefore complies with Bankruptcy Code Section 1129(a)(5).

P.             No Rate Changes—11 U.S.C. § 1129(a)(6).  This Section is inapplicable because there is no governmental regulatory commission that has jurisdiction over the rates that the Debtors charge.

Q.            Best Interests of Creditors—11 U.S.C. § 1129(a)(7).  The Plan satisfies Bankruptcy Code Section 1129(a)(7).  The Caruso Declaration, the liquidation analysis attached as Appendix C to the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing: (1) are persuasive and credible, (2) have not been controverted by other evidence, and (3) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

R.            Deemed Acceptance or Rejection by Certain Classes—11 U.S.C. § 1129(a)(8).

(1)           Classes 1, 2, and 3 are unimpaired and are conclusively presumed to have accepted the Plan under Bankruptcy Code Section 1126(f).  As to these Classes, Bankruptcy Code Section 1129(a)(8) has been satisfied.

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(2)           Classes 4, 5 and 6 are impaired by the Plan.  At least two-thirds in amount and more than one-half in number of the Claims held by Creditors in Classes 4, 5 and 6 have voted to accept the Plan, as established by the Voting Agent Declaration, in accordance with Bankruptcy Code Section 1126(c).  As to these Classes, Bankruptcy Code Section 1129(a)(8) has been satisfied.

(3)           Classes 7, 8, 9 and 10 are impaired and not entitled to receive or retain any property under the Plan and, therefore, are deemed to have rejected the Plan pursuant to Bankruptcy Code Section 1126(g).  Although Bankruptcy Code Section 1129(a)(8) has not been satisfied with respect to Classes 7, 8, 9 and 10, the Plan is confirmable because the Plan satisfies Bankruptcy Code Section 1129(b) with respect to those Classes of Claims and Interests, as set forth below.

S.             Treatment of Administrative, Priority and Tax Claims—11 U.S.C. § 1129(a)(9).  Through the provisions of the Plan governing Administrative Claims, Fee Claims and Priority Tax Claims, the Plan provides for the payment in full, on the later of (a) the Effective Date, or as soon as reasonably practicable thereafter, and (b) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, of all Claims entitled to priority under Bankruptcy Code Section 507(a).  Accordingly, Bankruptcy Code Section 1129(a)(9) is satisfied.

T.            Acceptance by Impaired Class—11 U.S.C. § 1129(a)(10).  Classes 4, 5 and 6 have voted to accept the Plan within the meaning of Bankruptcy Code Section 1126, without the need to include any acceptance of any insider.  Therefore, Bankruptcy Code Section 1129(a)(10) is satisfied.

U.            Feasibility—11 U.S.C. § 1129(a)(11).  Because the Plan is a plan of liquidation, Bankruptcy Code Section 1129(a)(11) is inapplicable to the Plan.

V.            Payment of Fees—11 U.S.C. § 1129(a)(12).  The payment of fees payable pursuant to 28 U.S.C. § 1930 will be the responsibility of: (a) the Debtors prior to the Effective Date and (b) the Liquidation Trustee after the Effective Date through such time as a particular Chapter 11 Case is closed, dismissed, or converted.  Thus, Bankruptcy Code Section 1129(a)(12) is satisfied.

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W.           Continuation of Retiree Benefits—11 U.S.C. § 1129(a)(13).  No retiree benefits existed in the Chapter 11 Cases.  As such, the Debtors are not obligated to pay any such benefits and Bankruptcy Code Section 1129(a)(13) is inapplicable.

X.            Domestic Support Obligations, Individuals and Certain Transfers—11 U.S.C. § 1129(a)(14)-(16).  The Debtors are not required to pay any domestic support obligations and, therefore, Bankruptcy Code Section 1129(a)(14) is satisfied.  The Debtors are not individuals and, accordingly, Bankruptcy Code Section 1129(a)(15) is inapplicable in these Chapter 11 Cases.  The Debtors are moneyed, business or commercial corporations or trusts, as the case may be and, accordingly, Bankruptcy Code Section 1129(a)(16) is inapplicable in these Chapter 11 Cases.

Y.            Fair and Equitable; No Unfair Discrimination—11 U.S.C. § 1129(b).  Pursuant to Bankruptcy Code Section 1129(b), as to any impaired class of unsecured claims or equity interests that rejects a plan, such plan must be “fair and equitable” with respect to each such class.  Class 7 Subordinated Other Claims, Class 8 Subordinated Stock Claims, Class 9 B456 Interests and Class 10 Subsidiary Interests will not receive any property under the Plan.  No Classes junior to Classes 7, 8, 9 and 10 are receiving any recovery and, thus, the “fair and equitable” test has been satisfied.  Furthermore, the Plan does not discriminate unfairly against any Class that is deemed to reject the Plan.

Z.            Only One Plan—11 U.S.C. § 1129(c).  Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of Bankruptcy Code Section 1129(c) have been satisfied.

AA.         Principal Purpose—11 U.S.C. § 1129(d).  The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the requirements of Section 5 of the

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Securities Act of 1933, and no governmental unit has objected to the confirmation of the Plan on any such grounds.  The Plan therefore satisfies the requirements of Bankruptcy Code Section 1129(d).

BB.         No Objection to Deemed Rejection of Contracts and Leases.  No party to an executory contract or unexpired lease to be rejected by the Debtors pursuant to the Plan has objected to such rejection.

CC.         Plan Modifications.  The Modifications do not materially or adversely affect or change the treatment of any holder of a Claim or Interest.  Accordingly, pursuant to Bankruptcy Rule 3019, such Modifications do not require additional disclosure under Bankruptcy Code Section 1125 or resolicitation of acceptances or rejections under Bankruptcy Code Section 1126, nor do they require that holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan.  Disclosure of the Modifications on the record at the Confirmation Hearing and in the filing of the Notice of Modifications constitutes due and sufficient notice thereof under the circumstances of these Chapter 11 Cases.

DD.         Burden of Proof.  The Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code Sections 1129(a) and 1129(b) by a preponderance of the evidence.

EE.          Satisfaction of Confirmation Requirements.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in Bankruptcy Code Section 1129.

IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED that:

1.             Approval of Modifications.  The Modifications are approved.  In accordance with Bankruptcy Code Section 1127 and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Modifications.  No Holder of a Claim shall be permitted to

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change its vote as a consequence of the Modifications.  The Plan as modified by the Modifications shall constitute the Plan and all references herein to the Plan shall mean the Plan as so modified.

2.             Confirmation of Plan.  All requirements for confirmation of the Plan have been satisfied.  The Plan is approved and confirmed under Bankruptcy Code Section 1129.

3.             Resolution of Certain Formal and Informal Objections to Confirmation.  Formal and informal objections to Confirmation are hereby (a) resolved on the terms and subject to the conditions set forth below or (b) overruled in their entirety.  The compromises and settlements contemplated by the resolution of such objections are fair, equitable and reasonable, are in the best interests of the Debtors, their respective Estates and Creditors and are expressly approved pursuant to Bankruptcy Rule 9019.

a.             Notwithstanding any provision to the contrary in the Plan, this Confirmation Order, and any implementing Plan documents, nothing shall require the Internal Revenue Service to file an administrative claim in order to receive payment for any liability described in Bankruptcy Code Section 503(b)(1)(B) and 503 (b)(1)(C).

b.             Notwithstanding any other provision of the Plan, this Order, and/or any of the implementing documents, (1) the rights of the United States to recover against the Estates and/or the Liquidation Trust shall not be impaired in any respect by the United States’ rights or claims against any surety; (2) the rights of the United States to recover against any surety shall not be impaired in any respect by the United States’ rights or claims against the Estates and/or the Liquidation Trust; (3) the United States’ rights of setoff or recoupment, including contingent or unliquidated rights, asserted prior to the entry of this Confirmation Order shall be preserved; and (4) the exercise of the United States’ police and regulatory powers against the Estates and/or the Liquidation Trust shall not be impaired.

c.             Notwithstanding anything to the contrary in the Plan or this Confirmation Order, (a) nothing shall affect the rights of the State of Michigan, Department of Treasury to take action against non-debtor third parties who may be responsible for payment of prepetition and/or postpetition tax liabilities of any of the Debtors, and such rights are expressly reserved, (b) upon the failure of the Debtor to make any payment due on a Priority Tax Claim that is not cured within thirty days of the mailing of a written notice of default by the State of Michigan, Department of Treasury, the State of Michigan, Department of Treasury may exercise all rights and remedies available under non-bankruptcy law for the collection of its entire Claim and/or seek appropriate relief in this

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Court, and (c) in the event any Allowed Priority Tax Claim asserted by the State of Michigan, Department of Treasury is not paid in full upon the Effective Date, such Claims of the State of Michigan, Department of Treasury will be paid in accordance with the Plan including interest of 4.25% as provided under applicable state law.

d.             Notwithstanding anything to the contrary in the Plan, including Section 12.07 of the Plan, the Claims of the Debtors’ employees or former employees, excluding any directors or officers of the Debtors who are also employees or former employees, against the Debtors relating solely to compensation, including, without limitation, expense reimbursements, benefits, commissions and bonuses, shall not be released or waived under the Plan; provided, however, that the foregoing shall not prevent any objection to such Claim on any other grounds, including, but not limited to, an objection asserting that such Claim was not timely filed.

e.             The Liquidation Trustee is hereby directed and authorized to, on the Effective Date, deposit $150,000 into an escrow account pursuant to that certain side letter (the “Letter Agreement”) by and between Latham & Watkins, LLP, as counsel to the Debtors and Brown Rudnick, LLP, as counsel to the Liquidation Trustee to be used to reimburse the litigation defense costs, if any, of the Debtors’ current and former officers and directors on the terms and conditions set forth in the Letter Agreement. On the date that is one year from the Effective Date, if no Potential Litigation (as defined in the Letter Agreement) is pending then $50,000 shall be released from the Escrow Account to the Liquidation Trust for distribution pursuant to the LTA and the Plan. On the date that is two years from the Effective Date, if no Potential Litigation is pending then any Escrowed Funds remaining in the Escrow Account shall be released to the Liquidation Trust for distribution pursuant to the LTA and the Plan. In the event that any Potential Litigation is pending on the date that is two years following the Effective Date, the Liquidation Trustee’s obligation to maintain the Escrow and release the Escrowed Funds in accordance with the terms and conditions of the Letter Agreement shall terminate upon the earlier of (i) the final resolution of any Potential Litigation or (ii) termination of the Trust.

4.             Incorporation of Terms and Provisions of Plan.  The terms and provisions of the Plan are incorporated by reference into and are an integral part of this Confirmation Order.  Each term and provision of the Plan is valid, binding, and enforceable as though fully set forth herein.  The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.  The failure specifically to include or reference any particular term or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such term and provision, it being the intent of the Court that the Plan be confirmed in its entirety.

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5.             Plan Classification Controlling.  The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder.  The classifications set forth on the Ballots tendered to or returned by the holders of Claims and B456 Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claim or Interest under the Plan for distribution purposes; (c) may not be relied upon by any holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not bind the Debtors, Reorganized B456, Reorganized Grid Storage or the Liquidation Trust.

6.             Binding Effect.  Effective on the Effective Date or any other date if so provided in the Plan, and except as expressly provided otherwise in this Confirmation Order, the Plan, and its provisions shall be binding to the fullest extent of the law upon the Debtors, any party in interest, any entity acquiring or receiving property or a distribution under the Plan and any holder of a Claim against or Interest in the Debtors, including all governmental entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan.  The Plan Documents constitute the legal, valid, binding, enforceable, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms.  Pursuant to Bankruptcy Code Sections 1123(a) and 1142(a) and the provisions of this Confirmation Order, the Plan, the Plan Documents, and all other Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

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7.             Operations Between the Confirmation Date and the Effective Date.  During the period from the Confirmation Date through and until the Effective Date, the Debtors shall continue to operate their business as debtors-in-possession, subject to the Bankruptcy Code, the Bankruptcy Rules, and all orders of the Bankruptcy Court that are then in full force and effect.  All actions taken by the Debtors during the period from the Confirmation Date through the Effective Date shall be, and shall be taken in a manner, consistent in all material respects with the Confirmation Order, the Plan and the Liquidation Trust Agreement.

8.             Plan Implementation Authorization.  The Debtors, Reorganized B456, Reorganized Grid Storage, the Liquidation Trustee, as the case may be, and their respective directors, officers, members, agents, and attorneys, are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document, including, without limitation, the Plan Documents, as the same may be modified, amended and supplemented (including such modifications to the Liquidation Trust Agreement that are substantially consistent with the terms and provisions of such form and necessary to satisfy the conditions to the effectiveness of the Plan), and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court.  To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.  Pursuant to section 303 of the General Corporation Law of the State of Delaware and any comparable provision of the business corporation laws of

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any other state (collectively, the “State Reorganization Effectuation Statutes”), as applicable, no action of the Debtors’ Boards of Directors or the Liquidation Trustee will be required to authorize the Debtors to enter into, execute and deliver, adopt or amend, as the case may be, the Plan Documents, and following the Effective Date, each of the Plan Documents will be a legal, valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with the respective terms thereof.

9.             Dissolution of B456 Securities.  In accordance with the terms of the Plan, as soon as practicable after the Effective Date, B456 Securities shall be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith.  The dissolution of B456 Securities shall not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement or the Retained Causes of Action that may be asserted by Reorganized B456 or Reorganized Grid Storage.

10.          Directors and Officers.  All directors and officers of the Debtors shall be deemed to have resigned as of the Effective Date and shall have no obligations with respect to the Debtors from and after the Effective Date.  Following the Confirmation Date and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the actions provided for in the Plan.  Following the Effective Date, the officers and directors of Reorganized B456 and Reorganized Grid Storage shall be appointed by the Wanxiang Equity Designee.  The initial officer and director of Reorganized B456, following the Effective Date, shall be Daniel Li.  Immediately following the Effective Date, Reorganized Grid Storage will be a member-managed LLC and

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will not have any officers or directors.  The Wanxiang Equity Designee will be the sole member of Reorganized Grid Storage.

11.          Continued Corporate Existence.  Except as otherwise provided herein, Reorganized B456 and Reorganized Grid Storage shall continue to exist after the Effective Date as separate entities in accordance with the applicable law in the respective jurisdictions in which they are formed and pursuant to their respective certificates of incorporation (or similar organizational documents) and bylaws in effect before the Effective Date, except to the extent such certificates of incorporation (or similar organizational documents) and bylaws are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state law).

12.          The Liquidation Trust.  The Liquidation Trust shall be established on the Effective Date and shall be maintained thereafter in accordance with the terms of the Plan and the Liquidation Trust Agreement.  The Liquidation Trust Agreement, in substantially the form attached to the Disclosure Statement, and in the final form annexed hereto as Exhibit E, and all of the provisions therein, are hereby approved by this Confirmation Order.  The designation of PIRINATE Consulting Group, LLC as the initial Liquidation Trustee and of BAE Systems Controls, Inc. and Hudson Bay Capital Management, LLC as initial members of the Liquidation Trust Oversight Committee is approved.  Pending the occurrence of the Effective Date, the Debtors are authorized to take all actions as may be necessary to facilitate the creation and implementation of the Liquidation Trust.  On the Effective Date, (i) pursuant to Section 7.01 of the Plan, a newly-formed Delaware trust with no prior assets or liabilities shall be created to hold the Liquidation Trust Assets, make certain distributions pursuant to Article X of the Plan and

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liquidate or otherwise administer the Liquidation Trust Assets.  The Liquidation Trust is authorized and empowered, pursuant to the Plan, including, without limitation, Article VII of the Plan, and the Liquidation Trust Agreement, to liquidate or otherwise administer the Liquidation Trust Assets.

13.          Transfer of Assets to Liquidation Trust.  Pursuant to Section 7.01(d) of the Plan, and upon the Effective Date, the Debtors shall (a) be deemed to have transferred all assets, other than the Retained Assets, to the Liquidation Trust, subject to all rights, defenses and setoffs of any party in interest including the Liquidation Trustee; and (b) make any available distributions, including the funding of the Liquidation Trust Operational Reserve, to the Liquidation Trustee pursuant to the Plan and the Liquidation Trust Agreement.

14.          Vesting of Retained Assets.  On the Effective Date, the Retained Assets, including all of the federal income tax attributes of B456 and Grid Storage, shall vest in Reorganized B456 or Reorganized Grid Storage, as appropriate, free and clear of all Liens, Claims, interests, security interests and other encumbrances and without further order of the Court.  Neither the occurrence of the Effective Date, nor the effectiveness of the Plan, nor any provision of applicable non-bankruptcy law requiring the dissolution of any business entity upon the cancellation or extinguishment of all equity interests or the termination of the sole remaining equity interest holder, shall cause a dissolution of Reorganized B456 or Reorganized Grid Storage.  The respective articles or certificate of incorporation, bylaws or operating agreements (or other applicable formation documents) in effect prior to the Effective Date for B456 and Grid Storage shall continue to be in effect after the Effective Date, except as amended pursuant to the Plan, or as otherwise amended as permitted by Reorganized B456’s or Reorganized Grid Storage’s charter, articles of incorporation, operating agreement and/or bylaws.  For the

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avoidance of doubt, Reorganized B456 and Reorganized Grid Storage shall retain all the powers of corporations or limited liability companies under applicable non-bankruptcy law, and nothing contained in the Plan shall prejudice any right of Reorganized B456 or Reorganized Grid Storage to amend its charter or operating agreement, dissolve, merge or convert into another form of business entity, or to alter or terminate its existence.  On and after the Effective Date, Reorganized B456 and Reorganized Grid Storage may operate their business and may use, acquire or dispose of property and compromise or settle any Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

15.          Cancellation of Existing Securities and Agreements.  Pursuant to Section 7.04 of the Plan, on the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims and Interests in a Debtor or the Debtors including, without limitation, the Senior Notes, the Subordinated Notes, and the B456 Interests, shall, with respect to the Debtors, be canceled and deemed rejected and terminated.

16.          Issuance of New Equity.  The issuance of the New Equity is authorized without the need for any further corporate action or without any further action by a holder of Claims or Interests.  On the Effective Date, the New Equity shall be issued to the Wanxiang Equity Designee in accordance with the terms of the Asset Disposition Agreement.  The New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.  Pursuant to Bankruptcy Code Section 1145, the offering, issuance and distribution of the New Equity contemplated by the Plan and all agreements incorporated herein or in the Plan shall be exempt from, among other things, the registration requirements of section 5 of the

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Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities.

17.          Wind-Down of 401(k) Plan.  Prior to the Effective Date, the Debtors, and after the Effective Date, the Liquidation Trustee, are authorized, and shall continue, to take actions reasonably necessary to terminate the Debtors’ 401(k) Plan and to distribute all assets held therein in accordance with the terms thereof and the applicable provisions of the Internal Revenue Code and ERISA, including any applicable withholding rules.

18.          Wind-Down of Non-Debtor Subsidiary.  Prior to the Effective Date, the Debtors, and after the Effective Date, the Liquidation Trustee, are authorized, and shall continue, to take actions reasonably necessary to complete the voluntary dissolution of A123 Systems Korea Co., Ltd. and A123 Systems China Co., Ltd.

19.          Cancellation of Liens.  Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, any lien securing any Secured Claim shall be deemed released, and the Person holding such Secured Claim shall be authorized and directed, at the expense of the Liquidation Trustee, Reorganized Grid Storage or Reorganized B456, as the case may be, to release any collateral or other property of the Debtors held by such Person and to take such actions, at the expense of Reorganized B456, Reorganized Grid Storage or the Liquidation Trustee, as the case may be, and as may be requested by Reorganized B456, Reorganized Grid Storage or the Liquidation Trustee, as the case may be, to evidence the release of such lien, including, without limitation, the execution, delivery and filing or recording of such releases as may be requested by Reorganized B456, Reorganized Grid Storage or the Liquidation Trustee at the sole expense of Reorganized B456, Reorganized Grid Storage or the Liquidation Trustee, as the case may be.

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20.          Ratification.  All actions taken by the Debtors from the Petition Date through the Confirmation Date are hereby ratified.  All actions taken by the Debtors from the Confirmation Date through the Effective Date shall be deemed automatically ratified on the occurrence of the Effective Date.

21.          Post-Effective Date Fees and Expenses.  From and after the Effective Date, the Liquidation Trustee shall, in accordance with the Liquidation Trust Agreement, but without the necessity for any approval by the Court, pay the reasonable fees and expenses of the professional Persons thereafter incurred by the Liquidation Trustee related to the implementation and consummation of the Plan (i.e., fees and expenses that are not Administrative Claims), including any fees and expenses incurred by the Liquidation Trustee or its professionals on account of work performed prior to the Effective Date to effectuate the transition of administration of the Liquidation Trust Assets from the Debtors to the Liquidation Trust.

22.          Approval of Compromise and Settlement.  The terms of the Compromise of Controversies set forth in Section 12.03 of the Plan are approved.

23.          Approval of Deemed Consolidation.  The terms of the deemed consolidation are approved.  Accordingly, as of the Effective Date, except as otherwise provided in the Plan, (a) the Chapter 11 Cases of B456 Securities and Grid Storage shall be deemed consolidated into the case of B456 as a single consolidated case; (b) the Estate of each of the Debtors shall be deemed to be one consolidated Estate; (c) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estate; (d) all Claims against each Estate shall be deemed to be Claims against the consolidated Estate; (e) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no

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distributions under the Plan shall be made on account of Claims based upon such guarantees; (f) for purposes of determining the availability of the right of setoff under Bankruptcy Code Section 553, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; (g) no distributions under the Plan shall be made on account of any Subsidiary Interests; and (h) the B456 Interests shall be subject and subordinate to the Claims against the consolidated Estate.  Deemed consolidation shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under the Plan.  Deemed consolidation shall have no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of deemed consolidation and Liens against collateral that are extinguished by virtue of deemed consolidation, and deemed consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of deemed consolidation.  Further, the deemed consolidation provided for in the Plan shall not, other than for purposes related to the Plan and distributions to be made thereunder, affect the legal and corporate structures of the Debtors or the rights and defenses of the Liquidation Trust pertaining to the Estate Causes of Action, or the rights and defenses of Reorganized B456 and Reorganized Grid Storage with respect to the Retained Causes of Action.

24.          Approval of Plan Exculpation, Debtor Releases, Injunction.  The Exculpation provided in Section 12.06 of the Plan, the Debtor Releases provided for in Section 12.07 of the Plan and the Injunctions provided for in Section 12.08 of the Plan are approved.  As set forth more fully in the Plan, as of the Effective Date and subject to the occurrence of the Effective Date:

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(a)           notwithstanding any other provision of the Plan, none of (a) the Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) the directors, officers, or employees of any of the Debtors, Reorganized B456, Reorganized Grid Storage or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (d) the professionals or court-retained agents of the Debtors, Reorganized B456 or Reorganized Grid Storage, (e) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, (f) the Subordinated Notes Indenture Trustee, (g) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, or (h) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (g) shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct, or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order), and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan;

(b)           notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, and none of their respective successors or assigns, shall have any right of action against
(a) any of the Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) the directors, officers, or employees of any of the Debtors, Reorganized B456, Reorganized Grid Storage or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (d) the professionals or court-retained agents of the Debtors, Reorganized B456 or Reorganized Grid Storage, (e) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, or the respective directors, (f) the Subordinated Notes Indenture Trustee, (g) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, or (h) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (g), for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, or willful misconduct or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order);

(c)           as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to Section 1123(b)(3) of the Bankruptcy Code, or the Liquidation Trustee, whether pursuing an action derivatively (including, but not

29

limited to, the Derivative Actions) or otherwise, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including Avoidance Actions), and liabilities whatsoever (other than for fraud, willful misconduct, or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than the rights of the Debtors and the Liquidation Trustee to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date, against (a) any of the other Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) any of the present or former directors, officers, and employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, other than the Opt-Out Individuals, if any, (d) any of the Debtors’ professionals and court-retained agents serving during the pendency of the Chapter 11 Cases, (e) the Subordinated Notes Indenture Trustee, (f) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, and (g) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (f); provided, however, that nothing in Section 12.07 of the Plan shall be deemed to prohibit the Debtors or the Liquidation Trustee from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against (a) any of their employees (other than any director or officer) that is based upon an alleged breach of a confidentiality, non-compete or any other contractual or fiduciary obligation owed to the Debtors or (b) the Wanxiang Designee, Wanxiang Equity Designee, Reorganized Grid Storage or Reorganized B456 on account of the breach of any contract or agreement between the Debtors, the Wanxiang Designee, the Wanxiang Equity Designee, Reorganized Grid Storage and/or Reorganized B456.  As of the Effective Date, the present and former directors, officers, and employees of the Debtors or any of the Debtors’ non-Debtor subsidiaries (the “D&O Releasees”), other than the Opt-Out Individuals, shall be deemed to release, waive and discharge the Debtors and the Debtors’ Estates of any and all claims, including but not limited to indemnification claims, in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than their respective rights to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder) that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date; provided, however, nothing in the Plan shall be deemed to prohibit the D&O Releasees from asserting any such claim solely for defensive purposes in any litigation, contested matter or other proceeding against such D&O Releasees or otherwise to release any claim of the D&O Releasees against any third party, other than the Debtors and the Debtors’ Estates; provided, further, however, that in no event shall the D&O Releasees assert any affirmative claims against the Debtors and the Debtors’ Estates or seek any affirmative recovery against the Debtors and the Debtors’ Estates; and

(d)           confirmation of the Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting Section 12.08(vi)(A), (vi)(B), and (vi)(C) of the Plan, the Estates and the Liquidation Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan):  (i)

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commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456  or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan (including, but not limited to, the Derivative Actions), (B) any form of objection to any Claim that is Allowed by the Plan, or (C) asserting Avoidance Actions against any holder of a Claim that is Allowed by the Plan.  Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by Section 12.08 of the Plan shall prohibit the assertion against the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 of all Claims or Interests, if any, related to the Debtors.

25.                               Opt-Out Individual.  There are no Opt-Out Individuals.

26.                               Discharge of Claims and Termination of Interests.  Pursuant to Bankruptcy Code Section 1141(d), and except as otherwise specifically provided in the Plan or in this Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever against B456, Grid Storage, their Estates and all successors thereto, or any of their assets or properties.  Upon the Effective Date, B456, Grid Storage, and their Estates and all successors thereto shall be deemed discharged and released under Bankruptcy Code Section 1141(d)(1)(A) from any and all Claims, including, without limitation, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in Bankruptcy Code Sections 502(g), 502(h), or 502(i), in each case whether or not:  (1) a proof of Claim or Interest based upon such Claim, debt, right or Interest is

31

filed pursuant to Bankruptcy Code Section 501; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to Bankruptcy Code Section 502; or (3) the holder of such a Claim or Interest has accepted the Plan.  This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

27.                               Injunctions and Stays.  Except as otherwise provided in the Plan or this Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, their successors or their property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, their successors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, their successors or their respective property; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, their successors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order but in accordance with the preservation of certain parties’ setoff or recoupment rights in this Confirmation Order, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan expressly retain and may assert after the Effective Date (i) any defensive right to recoupment and (ii) if such right has been timely and properly preserved (a) in accordance with applicable law before the

32

Confirmation Date or (b) in accordance with this Confirmation Order, any defensive right to setoff.  Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys’ fees, and, in appropriate circumstances, may recover punitive damages from the willful violator.  The satisfaction, release and discharge granted pursuant to the Plan and this Confirmation Order shall also act as an injunction against any Person commencing or continuing any action, employment of process or act to collect, offset or recover any Claim or cause of action satisfied, released or discharged under the Plan and this Confirmation Order to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by Sections 524 and 1141 thereof.  Subject to the discharge granted under Bankruptcy Code Sections 524 and 1141, the injunction described herein shall not preclude police, federal tax or regulatory agencies from fulfilling their statutory duties to the extent permitted under Bankruptcy Code Section 362(b).

28.                               Prosecution of Estate Causes of Action by the Liquidation Trust.  The Liquidation Trustee shall be authorized without further order to pursue and liquidate all Estate Causes of Action identified in the Plan.  From and after the Effective Date, the Liquidation Trust, subject to Section 7.03 of the Plan, shall have exclusive rights, powers, and interests of the Estates to pursue, settle or abandon such Estate Causes of Action as the sole representative of the Estates pursuant to Bankruptcy Code Section 1123(b)(3).

29.                               Governmental Approvals Not Required.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan, the Plan Documents, and any other documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the

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Disclosure Statement, the Plan Documents, and any other documents, instruments, or agreements, and any amendments or modifications thereto.

30.                               Exemption from Certain Taxes.  Pursuant to Bankruptcy Code Section 1146(a), the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer under the Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax.  Any sale of any Asset of the Debtors or the Liquidation Trust occurring after or upon the Effective Date shall be deemed to be in furtherance of the Plan.  Bankruptcy Code Section 346 shall apply to any taxes that may potentially result from, or may be related to, the events, transactions and occurrences of the Chapter 11 Cases and, in particular, pursuant to Bankruptcy Code Section 346, no state or local tax imposed on, or measured by, income shall be imposed on the Debtors, including, but not limited to, franchise taxes to the extent that any such franchise taxes are measured by book or taxable income of the Debtors as a result of the forgiveness or discharge of indebtedness of the Debtors arising from the confirmation and consummation of the Plan, including, but not limited to, undertaking the transactions contemplated by the Plan, or any provision of the Plan or this Confirmation Order.

31.                               Applicable Non-Bankruptcy Law.  Pursuant to Bankruptcy Code Sections 1123(a) and 1142(a), the provisions of this Confirmation Order, the Plan, or any other amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

32.                               Approval of Deemed Rejection of Remaining Contracts and Leases.  Unless otherwise provided in an order of or in proceedings before the Court specifically dealing with an executory contract or unexpired lease that is subject to rejection pursuant to Section 8.01 of the Plan, the rejection of such contract or lease (other than executory contracts or unexpired leases

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constituting Retained Assets) is hereby approved as of the Effective Date as proposed in the Plan.  If the rejection pursuant to Plan Section 8.01 results in a Claim for damages, then such Claim shall be forever barred and shall not be enforceable against the Estates, the Liquidation Trust, their successors or properties, unless a Proof of Claim is filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days after the date of notice of the entry of this Confirmation Order.  In accordance with Section 7.17 of the Plan, (i) any executory contract of B456 that is a Retained Asset shall vest in Reorganized B456 on the Effective Date and (ii) any executory contract of Grid Storage that is a Retained Asset shall vest in Reorganized Grid Storage on the Effective Date.

33.                               Payoff Letter.  The Payoff Letter that was entered into by B456 on January 29, 2013 shall be deemed assigned by B456 to the Liquidation Trust on the Effective Date and the Liquidation Trust shall continue to perform under the terms of the Payoff Letter, including, without limitation, in respect of the Continuing Obligations subject, in all respects, to the limitations set forth in the Plan.

34.                               Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation, and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Delaware.

35.                               Claims Bar Dates and Other Claims Matters

(a)                                 Bar Date for Administrative Claims Other Than Fee Claims and Priority Tax Claims.  Other than with respect to (a) Administrative Claims for which the Bankruptcy

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Court previously has established a Bar Date, (b) Fee Claims addressed in subsection (b) below, and (c) Priority Tax Claims addressed in subsection (c) below, any and all requests for payments or proofs of Administrative Claims must be filed with the Bankruptcy Court on or before the applicable Administrative Claims Bar Date.  Objections to any such Administrative Claims must be filed and served on the claimant on or before the Claims/Interest Objection Deadline, unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee.

Any Administrative Claim that is not asserted in accordance with Section 4.01 of the Plan shall be deemed disallowed under the Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, recoup, or recover such Claim.

(b)                                 Bar Date for Fee Claims.  All Final Fee Applications for payment of Fee Claims must be filed with the Bankruptcy Court on or before the Fee Claims Bar Date.  Objections to any such Fee Claims must be filed and served on the claimant on or before the Claims/Interest Objection Deadline, unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee.

Any Fee Claim that is not asserted in accordance with Section 4.02 of the Plan shall be deemed disallowed under the Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commenting or continuing any action, employment of process, or act to collect, offset, recoup, or recover such Claim.

(c)                                  Bar Date for Priority Tax Claims.  To be eligible to receive distributions under the Plan on account of a Priority Tax Claim, holders of such Priority Tax Claims must file a Proof of Claim that is received by the Claims Agent on or prior to the Governmental Unit Bar Date.  Objections to any such Priority Tax Claims must be filed and served on the claimant on or before the Claims/Interest Objection Deadline, unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee.

Any Priority Tax Claim that is not asserted in accordance with Section 4.03 of the Plan shall be deemed disallowed under the Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, recoup, or recover such Claim.

(d)                                 Bar Date for Rejection Damages Claims.  If the rejection of any executory contract or unexpired lease under Section 8.01 of the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Estates, the Liquidation Trust, their successors, or properties unless a Proof of Claim is filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease, which may include, if applicable, this Confirmation Order.

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36.                               Effect of Conflict Between Plan and Confirmation Order.  If there is any direct conflict between the terms of the Plan or the Plan Documents and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

37.                               Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by subsequent order of the Court or any other court, in the absence of a stay of this Confirmation Order, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Debtors’ receipt of written notice of entry of any such order.  Notwithstanding any such reversal, modification, or vacatur of this Confirmation Order, in the absence of a stay of this Confirmation Order, any such act or obligation incurred or undertaken in good faith pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

38.                               Retention of Jurisdiction.  Pursuant to Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of this Confirmation Order and occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Debtors’ Chapter 11 Cases and the Plan, including the interpretation and enforcement of this Confirmation Order, to the fullest extent permitted by law, except as set forth in Section 13.03 of the Plan.  Notwithstanding anything else in the Plan, the Bankruptcy Court shall retain non-exclusive jurisdiction over all Estate Causes of Action prosecuted by the Liquidation Trustee.

39.                               Continuation of the Automatic Stay.  Unless otherwise provided in a separate order from the Court, until the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the

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Confirmation Date, shall remain in full force and effect.  After the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect only to the extent provided in the Plan and in the this Confirmation Order.

40.                               Payment of Statutory Fees.  With respect to the period prior to the Effective Date, all Statutory Fees pursuant to 28 U.S.C. § 1930(a)(6) shall be paid by the Debtors on the Effective Date or other required payment date.  With respect to the period after the Effective Date, the Liquidation Trustee shall be responsible for paying Statutory Fees to the Office of the United States Trustee and such obligation shall continue until such time as a particular Chapter 11 Case is closed, dismissed, or converted.

41.                               Provisions Governing Distributions.  The Debtors or the Liquidation Trustee shall make all distributions required under the Plan and the distribution provisions of Article X of the Plan shall be, and hereby are, approved in their entirety.

42.                               Procedures for Resolution of Claims.  The claims resolution procedures and reserves to be established with respect to Disputed Claims and all other provisions of Article IX of the Plan shall be, and hereby are, approved in their entirety.

43.                               Satisfaction of Claims.  Except as otherwise provided in the Plan or this Confirmation Order, the rights afforded in the Plan and the treatment of all Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any accrued postpetition interest, against the Debtors’, or their Estates’, assets, properties or interests in property.  Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all Claims against and Interests in the Debtors shall be satisfied, discharged and released in full.  Neither the

38

Liquidation Trust nor the Debtors or Reorganized B456 or Reorganized Grid Storage shall be responsible for any pre-Effective Date obligations of the Debtors, except those expressly assumed by the Liquidation Trust, the Debtors, Reorganized B456 or Reorganized Grid Storage, as applicable.  Except as otherwise provided in the Plan or this Confirmation Order, all Persons shall be precluded and forever barred from asserting against the Liquidation Trust, the Liquidation Trustee, the Debtors, Reorganized B456, Reorganized Grid Storage, their respective successors or assigns, or their respective Estates, affiliates, assets, properties or interests in property any event, occurrence, condition, thing or other or further Claims, Interests or causes of action based upon any act, omission, transaction or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefore were known or existed prior to the Effective Date.

44.                               Third Party Agreements; Subordination.  The Plan distributions to the various classes of Claims and Interests under the Plan shall not affect the right of any Person to levy, garnish, attach or employ any other legal process with respect to such Plan distributions by reason of any claimed subordination rights or otherwise.  All such rights and any agreements relating thereto shall remain in full force and effect, except as otherwise compromised and settled pursuant to the Plan.  Plan distributions shall be subject to and modified by any Final Order directing distributions other than as provided in the Plan.  Subordinated Equity Claims are subordinated pursuant to Bankruptcy Code Section 510(b) for purposes of distribution under the Plan in accordance with Section 5.08 of the Plan.  The right of the Debtors and the Liquidation Trust, as the case may be, to seek subordination of any Claim or Interest pursuant to Bankruptcy Code Section 510 is fully reserved, and the treatment afforded any Claim or Interest that becomes a Subordinated Equity Claim at any time shall be modified to reflect such

39

subordination.  Plan Distributions on account of a Subordinated Equity Claim shall only be made in accordance with Section 5.11 of the Plan.

45.                               Setoff Rights.  In the event that the Debtors have a Claim of any nature whatsoever against the holder of a Claim against the Debtors, then the Debtors and the Liquidation Trustee, as the case may be, are authorized, but not required to, set off against the Claim (and any payments or other Plan distributions to be made in respect of such Claim under the Plan) the respective Debtor’s Claim against such holder, subject to the provisions of Bankruptcy Code Sections 553, 556 and 560.  Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release of any Claims that the Debtors may have against the holder of any Claim.  Such setoff rights shall inure to the benefit of the Liquidation Trust and any successors thereto.

46.                               Final Order; Authorization to Consummate Plan.  This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.  Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order shall take effect immediately upon its entry and the Debtors are authorized to consummate the Plan immediately after entry of this Confirmation Order and the satisfaction or waiver of all other conditions to the Effective Date of the Plan, in accordance with the terms of the Plan.  The Debtors are authorized to consummate the Plan after entry of this Confirmation Order subject to satisfaction of the conditions precedent to the occurrence of the Effective Date set forth in Section 11.02 of the Plan, or waiver of such conditions pursuant to Section 11.03 of the Plan.  The Debtors and the Liquidation Trust are authorized and directed to execute, acknowledge and deliver such deeds, assignments, conveyances, and other assurances, documents, instruments of transfer, Uniform Commercial Code financing statements, trust agreements, mortgages, indentures, security

40

agreements and bills of sale and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Plan, all transactions contemplated by the Plan, the Plan Documents and all other agreements related thereto.

47.                               Substantial Consummation.  The substantial consummation of the Plan, within the meaning of Bankruptcy Code Section 1127, is deemed to occur on the first date, on or after the Effective Date, on which distributions are made in accordance with the terms of the Plan to holders of any Allowed Claims.

48.                               Post-Confirmation Modification of the Plan.  Section 14.01 of the Plan shall govern any post-confirmation Plan modifications.

49.                               Filing and Recording.  This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Equity Interests existing prior to such date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials and all other Persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments.  Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

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50.                               Post-Effective Date Effect of Evidences of Claims or Interests.  Except as otherwise provided for in the Plan, notes, bonds, stock certificates and other evidences of Claims against or Equity Interests in the Debtor shall, effective upon the Effective Date, represent only the right to participate in distributions contemplated by the Plan.

51.                               Notice of Entry of Confirmation Order.  No later than five business days following the date of entry of this Confirmation Order, the Debtors or the Liquidation Trustee shall serve notice of the entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all holders of Claims and Interests, the U.S. Trustee, and the parties named on the Master Service List maintained in these Chapter 11 Cases, by causing notice substantially in the form attached hereto as Exhibit A to be delivered to such parties by first-class mail, postage prepaid.

52.                               Notice of Effective Date.  Within five business days following the occurrence of the Effective Date, the Liquidation Trustee shall file notice of the Effective Date with the Court.

53.                               Judicial Notice.  The Court takes judicial notice of the docket of this Chapter 11 Case maintained by the clerk of the Court and/or its duly appointed agent (the “Docket”) including, without limitation, all pleadings and other documents on file, all orders entered and all evidence and arguments made, proffered or adduced at the hearings held before the Court during the pendency of the Chapter 11 Case.

54.                               Closing of Certain of the Debtors’ Chapter 11 Cases.  Pursuant to Section 7.09 of the Plan, the Debtors have filed contemporaneously herewith proposed orders, attached hereto as Exhibits B and C, providing that the Chapter 11 Cases of B456 Systems and Grid Storage, respectively, shall be closed for all purposes as of the filing of the notice of Effective Date.  For the avoidance of doubt, the closing of such cases shall not have any effect, in any manner, on the

42

Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement.  The jointly-administered case of B456, identified as Case No. 12-12859 (KJC) shall remain open and subject to the provisions of Section 7.09 of the Plan.

Dated:	, 2013
Wilmington, Delaware

THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

Notice of Entry of Confirmation Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

B456 Systems, Inc., et al.,(1)	Case No. 12-12859 (KJC)

Debtors.	Jointly Administered

Reference Doc. No.

NOTICE OF (A) ENTRY OF ORDER CONFIRMING MODIFIED FIRST AMENDED JOINT PLAN OF LIQUIDATION OF B456 SYSTEMS, INC., ET AL., AND

(B) BAR DATES FOR FILING FEE CLAIMS, ADMINISTRATIVE CLAIMS,

PRIORITY TAX CLAIMS, AND REJECTION DAMAGES CLAIMS

TO:                         ALL PARTIES IN INTEREST

PLEASE TAKE NOTICE THAT:

1.                                      On [May 20], 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Order Confirming Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., (the “Confirmation Order”).  Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings ascribed to such terms in the Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al., dated May 15, 2013 and attached as Exhibit D to the Confirmation Order (the “Plan”).

2.                                      Copies of the Confirmation Order and the Plan may be obtained by accessing http://www.loganandco.com.

3.                                      The Plan will become effective in accordance with its terms on the date on which all conditions to the effective date of the Plan as set forth in Section 11.02 of the Plan have been satisfied or waived as provided in Section 11.02 of the Plan (the “Effective Date”).  The Liquidation Trustee will file a notice of the occurrence of the Effective Date with the Bankruptcy Court, mail a copy thereof to all parties on the Master Service List maintained in these cases, and post a copy at http://www.loganandco.com.

4.                                      In accordance with Section 4.01 of the Plan, with respect to Administrative Claims arising after January 29, 2013 (other than (a) Administrative Expense Claims for which the Bankruptcy Court established a previous Bar Date, including 503(b)(9) Claims and Administrative Claims arising during the period commencing on the Petition Date and continuing through and including January 29, 2013, which were subject to a Bar Date of March 4, 2013, (b) Fee Claims addressed in Section 4.02 of the Plan, and (c) Priority Tax Claims addressed in Section 4.03 of the Plan), any and all requests for payment or proofs of Administrative Claims must be filed with the Bankruptcy Court no later than the first

(1)        The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: B456 Systems, Inc. (f/k/a A123 Systems, Inc.) (3876); B456 Securities Corporation (f/k/a A123 Securities Corporation) (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o B456 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

Business Day that is at least thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Objections to any Administrative Claims must be filed by the first Business Day that is one hundred twenty (120) days after the Effective Date, which objection date may be extended by application to the Bankruptcy Court.  Any Administrative Claim that is not asserted in accordance with Section 4.01(a) of the Plan shall be deemed disallowed and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup, or recover such Claim.

5.                                      In accordance with Section 4.02 of the Plan, all final requests for payment of Fee Claims pursuant to Bankruptcy Code Sections 327, 328, 330, or 331 (each, a “Final Fee Application”) must be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.  Objections to such Final Fee Applications must be filed with the Bankruptcy Court and served on the requesting Professional or other entity seeking payment, no later than twenty-one (21) days (or the next Business Day if such day is not a Business Day) after the date on which the Final Fee Application was filed. Any Fee Claim that is not asserted in accordance with Section 4.02(a) of the Plan shall be deemed disallowed and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup, or recover such Claim.

6.                                      In accordance with Section 4.03 of the Plan, all requests for payment of a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Section 507(a)(8) (the “Priority Tax Claims”), must have been filed with the Bankruptcy Court by 5:00 p.m. (Eastern Time) on April 15, 2013.  Objections to any Priority Tax Claims must be filed by the first Business Day that is one hundred twenty (120) days after the Effective Date, which objection date may be extended by application to the Bankruptcy Court.  Any Priority Tax Claim that was not asserted in accordance with Section 4.03(a) of the Plan is deemed disallowed and is forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property and the holder thereof is enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup, or recover such Claim.

7.                                      In accordance with Section 8.02 of the Plan, if the rejection by a Debtor of a contract or lease pursuant to any provision of the Plan results in a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Estates, the Liquidation Trust, their successors or properties, unless a Proof of Claim filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days of the notice of entry of the Confirmation Order.  If a contract or lease is rejected by separate order of the Bankruptcy Court, the deadline for filing a Proof of Claim for any Claim resulting therefrom shall be set forth in such separate order.

Dated: [                        ], 2013

2

Mark D. Collins	D. J. Baker	Caroline A. Reckler
Michael J. Merchant	Rosalie Walker Gray	Matthew L. Warren
Marisa A. Terranova	Adam S. Ravin	Alicia C. Davis
Amanda R. Steele	Annemarie V. Reilly	LATHAM & WATKINS LLP
RICHARDS, LAYTON &	LATHAM & WATKINS LLP	233 S. Wacker Drive, Suite
FINGER, P.A.	885 Third Avenue	5800
920 N. King Street	New York, New York	Chicago, Illinois 60606
Wilmington, Delaware 19801	10022-4834

Counsel to the Debtors and Debtors in Possession

3

EXHIBIT B

Proposed Order Closing Chapter 11 Case of B456 Securities

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

B456 Systems, Inc., et al.,(1)	Case No. 12-12859 (KJC)

Debtors.	Jointly Administered

Reference Doc. No.

ORDER CLOSING THE DEBTOR’S CHAPTER 11 CASE

Pursuant to the Order Confirming Debtors’ Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al. [Docket No. [          ]] and Section 7.09 of the Debtors’ Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc. et al. (the “Plan”),(2) providing for the closing of the Chapter 11 Case of B456 Securities Corporation (Case No. 12-12860) (KJC) as of the filing of the notice of Effective Date; and the Court having determined just cause exists for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY ORDERED THAT:

2.                                      The Chapter 11 Case of B456 Securities Corporation (Case No. 12-12860 (KJC)) shall be CLOSED for all purposes as of the filing of the notice of Effective Date, without any further action required of any of the Debtors.

(1)        The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: B456 Systems, Inc. (f/k/a A123 Systems, Inc.) (3876); B456 Securities Corporation (f/k/a A123 Securities Corporation) (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o B456 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

(2)        Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

3.                                      This Court shall retain jurisdiction with respect to all matters arising from or related to the interpretation or implementation of the Plan and this Order.

Dated:	, 2013
Wilmington, Delaware

THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

2

EXHIBIT C

Proposed Order Closing Chapter 11 Case of Grid Storage

3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

B456 Systems, Inc., et al.,(1)	Case No. 12-12859 (KJC)

Debtors.	Jointly Administered

Reference Doc. No.

ORDER CLOSING THE DEBTOR’S CHAPTER 11 CASE

Pursuant Order Confirming Debtors’ Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al. [Docket No. [          ]] and Section 7.09 of the Debtors’ Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc. et al. (the “Plan”),(2) providing for the closing of the Chapter 11 Case of Grid Storage Holdings (Case No. 12-12861) (KJC) as of the filing of the notice of Effective Date; and the Court having determined just cause exists for the relief granted herein; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY ORDERED THAT:

2.             The Chapter 11 Case of Grid Storage Holdings LLC (Case No. 12-12861 (KJC)) shall be CLOSED for all purposes as of the filing of the notice of Effective Date, without any further action required of any of the Debtors.

(1)           The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: B456 Systems, Inc. (f/k/a A123 Systems, Inc.) (3876); B456 Securities Corporation (f/k/a A123 Securities Corporation) (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o B456 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

(2)           Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

3.             This Court shall retain jurisdiction with respect to all matters arising from or related to the interpretation or implementation of the Plan and this Order.

Dated: , 2013
Wilmington, Delaware

THE HONORABLE KEVIN J. CAREY
UNITED STATES BANKRUPTCY JUDGE

2

Exhibit D

Modified First Amended Joint Plan of Liquidation of B456 Systems, Inc., et al.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
In re:	:	Chapter 11
:
B456 SYSTEMS, INC., et al.,	:	Case No. 12-12859 (KJC)
:
Debtors.(1)	:	Jointly Administered
x

MODIFIED FIRST AMENDED JOINT PLAN OF LIQUIDATION OF

B456 SYSTEMS, INC., ET AL.

LATHAM & WATKINS LLP	RICHARDS, LAYTON & FINGER, P.A.
D. J. Baker	Mark D. Collins
Rosalie Walker Gray	Michael J. Merchant
Adam S. Ravin	920 N. King Street
885 Third Avenue	Wilmington, DE 19801
New York, NY 10022-4834	(302) 651-7700
(212) 906-1200

-and-
Counsel for Debtors
Caroline A. Reckler
Matthew L. Warren
Suite 5800
233 South Wacker Drive
Chicago, IL 60606
(312) 876-7700

Counsel for Debtors

Dated: May 15, 2013

(1)                                 The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: B456 Systems, Inc. (f/k/a A123 Systems, Inc.) (3876); B456 Securities Corporation (f/k/a A123 Securities Corporation) (5388); and Grid Storage Holdings LLC (N/A).  The above-captioned Debtors’ mailing address is c/o B456 Systems, Inc., 200 West Street, Waltham, Massachusetts 02451.

i

	(a)	Classification	24
	(b)	Allowance	24
	(c)	Treatment	25
	(d)	Subordinated Notes Indenture Trustee Expenses	25
Section 5.07	Class 7: Subordinated Other Claims		25
	(a)	Classification	25
	(b)	Treatment	25
Section 5.08	Class 8: Subordinated Stock Claims		25
	(a)	Classification	25
	(b)	Treatment	25
Section 5.09	Class 9: B456 Interests		25
	(a)	Classification	25
	(b)	Treatment	25
Section 5.10	Class 10: Subsidiary Interests		26
	(a)	Classification	26
	(b)	Treatment	26
Section 5.11	Supplemental Treatment in Event of Surplus in Available Cash		26
	(a)	Third Tier Claims	26
	(b)	Fourth Tier Claims	26
	(c)	Fifth Tier Claims/Interests	26
Section 5.12	Insurance		27
Section 5.13	Special Provision Governing Unimpaired Claims		27
Section 5.14	Discharge of Claims		27

Article VI ACCEPTANCE OR REJECTION OF THE PLAN			27

Section 6.01	Impaired Classes of Claims and Interests Entitled to Vote		27
Section 6.02	Acceptance by an Impaired Voting Class		27
Section 6.03	Deemed Acceptances by Classes		27
Section 6.04	Deemed Rejections by Classes		27
Section 6.05	Confirmation Pursuant to Bankruptcy Code Section 1129(b)		27

Article VII MEANS FOR IMPLEMENTATION			28

Section 7.01	The Liquidation Trust		28
	(a)	Appointment of the Liquidation Trustee	28
	(b)	Creation of Liquidation Trust	28
	(c)	Beneficiaries of Liquidation Trust	28
	(d)	Vesting and Transfer of Assets to the Liquidation Trust	28
	(e)	Certain Powers and Duties of Liquidation Trust and Liquidation Trustee	29
	(f)	Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets; Tax Reporting and Tax Payment Obligations	29
	(g)	Term of Liquidation Trust	31
	(h)	The Liquidation Trust Oversight Committee	32
Section 7.02	Investigations Aiding Administration of the Estates		32
Section 7.03	Prosecution and Resolution of Estate Causes of Action		32
	(a)	The Liquidation Trust’s Exclusive Authority to Pursue, Settle, or Abandon Estate Causes of Action	32
	(b)	Settlement of Estate Causes of Action	32
Section 7.04	Cancellation of Documents		33

Section 14.07	Withdrawal of Plan	54
Section 14.08	Payment Dates	55
Section 14.09	Notices	55

Article XV CONFIRMATION REQUEST		57

v

PLAN INTRODUCTION AND SUMMARY

B456 Systems, Inc. and subsidiaries B456 Securities Corporation and Grid Storage Holdings LLC (collectively, the “Debtors”) propose this Joint Plan of Liquidation of B456 Systems, Inc., et al., (as it may be amended, modified or supplemented from time to time, together with all exhibits annexed hereto or referenced herein, the “Plan”) for the resolution and satisfaction of all Claims against and Interests in the Debtors.  The Plan was modified as set forth in that certain Notice of Plan Modifications to the First Amended Joint Plan of Liquidation of A123 Systems, Inc. filed on April 22, 2013 (the “Notice of Modifications”) to reflect, among other things, certain agreements between the Debtors and the Wanxiang Designee.  As further detailed in the Notice of Modifications, such changes to the Plan are not adverse to the Debtors or their estates and will not diminish the recoveries of holders of Claims and, if applicable, Interests under the Plan.  Rather, the Debtors and their advisors expect that such changes will increase recoveries to the holders of Impaired Claims entitled to a recovery hereunder.

All capitalized terms not defined in this introduction have the meanings ascribed to them in Article I of this Plan.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, resolution of material disputes, significant asset sales, financial projections for the liquidation and distribution of the Debtors’ remaining assets and a summary and analysis of the Plan and certain related matters.  All parties entitled to vote on the Plan should review the Disclosure Statement and the terms of the Plan before voting to accept or reject the Plan.  In addition, there may be other agreements and documents that may be filed as part of the Plan.  The Official Creditors’ Committee supports the Plan.  No solicitation materials, other than the Disclosure Statement and related materials transmitted herewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

The Plan provides for the (a) liquidation of Assets of the Estates (other than the Retained Assets), including the investigation and prosecution of Estate Causes of Action, by a Liquidation Trust to be formed pursuant to the Plan and a Liquidation Trust Agreement and (b) reorganization of B456 and Grid Storage and retention of certain Retained Assets by Reorganized B456 and Reorganized Grid Storage, respectively.  The Liquidation Trust is to be managed by a Liquidation Trustee as well as by a Liquidation Trust Oversight Committee selected by the Official Creditors’ Committee.  The Liquidation Trust shall be responsible for making distributions to holders of Claims and, if applicable, Interests, as well as all other administrative tasks necessary for ultimate resolution of the Chapter 11 Cases, pursuant to the terms of the Plan and the Liquidation Trust Agreement.

ARTICLE I

DEFINITIONS; RULES OF INTERPRETATION;
AND COMPUTATION OF TIME

Section 1.01          Definitions.  Capitalized terms used herein and set forth in alphabetical order below, shall have the following meanings:

“503(b)(9) Claim” means an Administrative Claim that arises pursuant to Bankruptcy Code Section 503(b)(9).

“503(b)(9) Claims Bar Date” means 5:00 p.m. (Eastern) on January 14, 2013, the date established pursuant to the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof dated November 26, 2012 [Docket No. 440] as the last day for submitting requests for payment with respect to 503(b)(9) Claims.

“Administrative Claim” means an obligation of the Debtors under Bankruptcy Code Section 503(b) entitled to priority in payment under Bankruptcy Code Section 507(a), including but not limited to:  (a) a 503(b)(9) Claim; (b) the actual and necessary costs and expenses incurred after the Petition Date for preserving the Estates and/or operating the Debtors’ businesses; (c) cure costs associated with the assumption or assumption and assignment of executory contracts and unexpired leases pursuant to Bankruptcy Code Section 365 (other than Wanxiang Cure Costs and Navitas Cure Costs); and (d) all Statutory Fees.  As used herein, the term “Administrative Claim” shall exclude Fee Claims.

“Administrative Claims Bar Date” means (a) for Administrative Claims arising during the period commencing on the Petition Date and continuing through January 29, 2013, 5:00 p.m. (Eastern) on March 4, 2013 and (b) for Administrative Claims arising after January 29, 2013, 5:00 p.m. (Eastern) on the first Business Day that is at least thirty (30) days after the Effective Date or such other date ordered by the Bankruptcy Court.  For the avoidance of doubt, a 503(b)(9) Claim is subject to the 503(b)(9) Claims Bar Date and is not subject to the Administrative Claims Bar Date.

“Allowed” means (i) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim (A) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or (B) for which a Request for Payment in a liquidated amount has been filed by the applicable Bar Date and as to which either (x) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order; (ii) when used with respect to a Claim other than an Administrative Claim, such Claim or any portion thereof (A) that has been allowed by a Final Order or adjudicated in favor of the holder by estimation or liquidation by a Final Order, or is expressly allowed in a liquidated amount in the Plan, (B) as to which (x) no Proof of Claim has been filed and (y) the liquidated and noncontingent amount of which is included in the Schedules, other than a Claim that is included in the Schedules at zero, in an unknown amount, or as disputed, or (C) for which a Proof of Claim in a liquidated amount has been filed by the Bar Date and as to which either (x) no objection to the allowance thereof has been filed by the applicable Claims/Interest Objection Deadline, or (y) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order; (iii) when used with respect to any Claim, a Claim that is not otherwise a Disputed Claim; or (iv) when used with respect to an Interest, an Interest held in the name, kind and amount set forth on the records of the stock transfer agent in the case of B456 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

“Asset Disposition Agreement” means that certain Asset Disposition Agreement by and among B456, the Official Creditors’ Committee and the Wanxiang Designee, in substantially the form attached as Exhibit B to the Motion Pursuant to 11 U.S.C. §§ 105 and 363 for Order Authorizing the Debtors to Enter into the Asset Disposition Agreement with A123 Systems, LLC and the Committee [Docket No. 1528].

“Asset Purchase Agreements” means the Navitas Asset Purchase Agreement and the Wanxiang Asset Purchase Agreement.

“Assets” means (a) all assets and properties of every kind, nature, character and description (whether real, personal, or mixed, whether tangible and intangible, including contract rights, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by the Debtors as of the Effective Date and that constitute property of the Estates within the purview of Bankruptcy Code Section 541 including, without limitation, any and all claims, Estate Causes of Action or rights of the Debtors under federal, state, or foreign law, letters of credit issued for the benefit of the Debtors and the monies deposited to secure the performance of any contract or lease by the Debtors or any affiliate thereof; and (b) the proceeds, products, rents and profits of any of the foregoing.  For the avoidance of doubt, Assets include the rights of the Debtors under the Navitas Asset Purchase Agreement, the Wanxiang Asset Purchase Agreement, the Transition Services Agreement and the Sale Orders.

“Available Cash” means any Cash received by the Liquidation Trust (including, but not limited to, Cash transferred by the Debtors to the Liquidation Trust on the Effective Date) and thereafter held by the Liquidation Trust and available from time to time for Liquidation Trust Operating Expenses and/or for Distributions.

“Avoidance Actions” means any claims, rights, defenses, or other Causes of Action arising under Chapter 5 of the Bankruptcy Code including, without limitation, under Bankruptcy Code Sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553, or under similar or related state or federal statutes and common law, including state fraudulent transfer laws, whether or not prosecution of such actions has commenced as of the Confirmation Date or the Effective Date, and whether or not standing to bring such claims is held by any representative of the Estates, any party-in-interest, or any other Entity or Person.

“B456” means B456 Systems, Inc. (f/k/a A123 Systems, Inc.), a Delaware corporation and a Chapter 11 Debtor.

“B456 Interest” means any equity security, within the meaning of Bankruptcy Code Section 101(16), issued by B456 and outstanding prior to the Effective Date including, without limitation, any preferred stock, common stock, stock unit, stock options or other right to purchase the stock of B456, together with any warrants, conversion rights, rights of first refusal, subscriptions, commitments, agreements, or other rights to acquire or receive any stock or other equity ownership interests in B456 prior to the Effective Date.

“B456 Securities” means B456 Securities Corporation (f/k/a A123 Securities Corporation), a Massachusetts corporation and a Chapter 11 Debtor.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 - 1130, and as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over these Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, and as such rules have been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

“Bar Date” means, as applicable, (a) the Administrative Claims Bar Date, (b) the 503(b)(9) Claims Bar Date, (c) the General Bar Date, (d) any Supplemental Bar Date, (e) any Rejection Bar Date, and/or (f) the Governmental Unit Bar Date.

“Business Day” means any day, other than a Saturday, Sunday or a “legal holiday” (as such term is defined by Bankruptcy Rule 9006(a)).

“Cash” means money that is legal tender of the United States of America or the indubitable equivalent thereof.

“Causes of Action” means any and all claims, rights, defenses, offsets, recoupments, actions in law or equity or otherwise, causes of action, choses in action, suits, damages, rights to legal or equitable remedies, judgments, third-party claims, counterclaims and cross-claims against any Entity or Person, whether arising under the Bankruptcy Code or federal, state, common, or other law, regardless of whether the subject of pending litigation or proceedings on the Confirmation Date, the Effective Date, or thereafter.

“Chapter 11 Cases” means the jointly administered Chapter 11 cases of the Debtors pending before the Bankruptcy Court and bearing case number 12-12859 (KJC).

“Claim” has the meaning ascribed to such term in Bankruptcy Code Section 101(5).  As used herein, the term may include an Administrative Claim and a Fee Claim.

“Claims Agent” means Logan & Company, Inc.

“Claims/Interest Objection Deadline” means the last day for filing objections to Claims and Interests as provided in Article IX of the Plan.

“Class” means a category of holders of Claims or Interests, as described in Article III of this Plan.

“Confirmation” means confirmation of the Plan pursuant to Bankruptcy Code Section 1129.

“Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

“Confirmation Hearing” means the hearing before the Bankruptcy Court at which the Plan is confirmed.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to Bankruptcy Code Section 1129.

“Continuing Obligations” means the following obligations of B456 to Wanxiang America as DIP Agent and Prepetition Agent under the DIP Facility and Prepetition Facility respectively: (a) all obligations of B456 to Wanxiang America under the Payoff Letter; (b) all “LC Obligations” as defined in and under the Prepetition Facility; (c) any reasonable out-of-pocket and documented costs and expenses incurred by Wanxiang America, including reasonable out-of-pocket and documented attorneys’ fees and legal expenses in connection with the Payoff Letter, the termination of the Loan Documents and any instruments or documents contemplated under the Payoff Letter or the Loan Documents; (d) all indemnification obligations pursuant to Section 8.03(b) of each of the DIP Credit Agreement and Prepetition Credit Agreement and all other obligations in favor of Wanxiang America that, pursuant to the terms of the Loan Documents and/or DIP Orders, expressly survive the termination of the Loan Documents; and (e) any amounts owing to Wanxiang America as a result of bookkeeping, accounting or other errors in calculation of the payoff amount or any other amount paid to Wanxiang America under the Loan Documents, DIP Orders or the Payoff Letter.

“Convenience Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim that is (a) in an amount of ten thousand dollars ($10,000) or less or (b) in an amount greater than ten thousand dollars ($10,000) but which is reduced to ten thousand dollars ($10,000) (i) by an irrevocable written election by the holder of such Claim made by completing, executing and delivering by the Voting Deadline an Election to Reduce Claim or (ii) pursuant to a settlement agreement between the Debtors and the holder of such Claim entered into after the Voting Deadline.

“Debtor(s)” means, in singular form, any of B456, B456 Securities, or Grid Storage, and, in plural form, all of B456, B456 Securities, and Grid Storage.

“Derivative Actions” means the cases of (a) Ahmed v. Vieau, Prystash, Granara, Deshpande, Goldstein, Haroian, Jacobs, Little, McCarthy and Riley, 1:12-CV-10865-FDS, which is a putative derivative action filed in the District of Massachusetts in 2012, and (b) Sussman v. Vieau, Deshpande, Riley, McCarthy, Haroian, Goldstein, Jacobs, Little, Granara and Prystash,

No. 12-1917-A, which is a putative derivative action filed in state court in Massachusetts in 2012; in each of which cases the plaintiffs allege that certain of B456’s disclosures relating to potentially defective prismatic cells were materially misleading.

“DIP Agent” means Wanxiang America in its capacity as agent under the DIP Credit Agreement.

“DIP Credit Agreement” means that certain Debtor-In-Possession Loan Agreement, dated as of November 5, 2012 between B456, as borrower, and Wanxiang America, as DIP Agent and DIP Lender.

“DIP Facility” means the debtor-in-possession term loan credit facility provided by the DIP Lender under the DIP Credit Agreement.

“DIP Lender” means Wanxiang America in its capacity as lender under the DIP Credit Agreement.

“DIP Lender’s Claim” means all Claims of the DIP Lender, which Claims were expressly satisfied to the extent set forth in the Wanxiang Sale Order and the Payoff Letter.

“DIP Orders” means the orders entered by the Bankruptcy Court in connection with the DIP Facility.

“Disbursing Agent” means (a) with respect to Distributions to be made on the Effective Date (the Initial Distribution Date for First Tier Claims), either the Debtors or the Liquidation Trustee, as may be agreed between the Debtors and the Official Creditors’ Committee, or in either case any person(s) retained by the Debtors or the Liquidation Trustee to make such Distributions, and (b) with respect to all other Distributions, the Liquidation Trustee or any person retained by the Liquidation Trustee or any person(s) to effectuate the Distributions contemplated under the Plan other than Distributions to holders of Subordinated Other Claims in Class 6.

“Disclosure Statement” means the written disclosure statement that relates to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as it may be altered, amended, supplemented or modified from time to time, and that is prepared, approved and distributed in accordance with Bankruptcy Code Section 1125 and Bankruptcy Rule 3018.

“Disputed” means (a) with respect to any Claim, other than a Claim that has been Allowed pursuant to the Plan or a Final Order, a Claim (i) as to which no Request for Payment or Proof of Claim has been filed by the applicable Bar Date and which is listed in the Schedules as unliquidated, contingent, or disputed; (ii) as to which a Request for Payment or Proof of Claim has been filed by the applicable Bar Date and as to which an objection or request for estimation has been filed by the applicable Claims/Interest Objection Deadline, or which is otherwise disputed in accordance with applicable law, which objection, request for estimation, or dispute has not been withdrawn or determined by a Final Order; (iii) as to which a Request for Payment or Proof of Claim was required to be filed by the Bar Date, but as to which a Request for Payment or Proof of Claim was not timely or properly filed; (iv) that is disputed in accordance with the provisions of the Plan; or (v) if not otherwise Allowed, as to which the applicable Claims/Interest Objection Deadline has not expired; and (b) with respect to any Interest, an Interest held in name, kind, or amount different from the name, kind and amount set forth on the records of the Debtors’ stock transfer agent in the case of B456 Interests or on the records retained by the applicable Debtor in the case of Subsidiary Interests.

“Disputed Claims Reserve(s)” shall have the meaning ascribed to such term in Section 10.03 of the Plan.

“Distribution” means any payment of Cash to be made under the Plan to holders of Allowed Claims or, if applicable, Allowed Interests.

“Distribution Address” means: (a) the address indicated on any applicable Proof of Claim or Request for Payment properly filed by an Entity or Person, or its/his authorized agent, prior to the applicable Bar Date; (b) if no Proof of Claim or other Request for Payment has been filed, the address set forth in the Schedules; (c) to the extent a Claim has been transferred, the address in the notice filed with the Bankruptcy Court in accordance with Bankruptcy Rule 3001(e) on or before the Effective Date and in accordance with Section 10.11 of the Plan; (d) as to the Claims of the Subordinated Noteholders, the addresses maintained by the Subordinated Notes Indenture Trustee; or (e) in the event of Distributions to holders of B456 Interests, the addresses maintained by the stock transfer agent for the B456 Interests; provided, however, that any Entity or Person may, after the Effective Date, select an alternative Distribution Address by filing a notice with the Bankruptcy Court (with a copy served on the Liquidation Trustee and the Claims Agent) identifying such alternative Distribution Address.

“Distribution Date(s)” means the date or dates on which a Distribution is required to be made under the Plan.

“Effective Date” means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date on which all of the conditions set forth in Section 11.02 of the Plan have been satisfied or waived in accordance with that Section, or such later date as may be reasonably agreed to by the Debtors and the Official Creditors’ Committee; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later day as may be reasonably agreed to by the Debtors and the Official Creditors’ Committee) after the later of:  (i) the date such stay is vacated; and (ii) the date each condition set forth in the Plan has been satisfied or waived as set forth in the Plan.

“Election to Reduce Claim” means a form to be used by the holder of a General Unsecured Claim to reduce such holder’s Claim to ten thousand dollars ($10,000), thus becoming a Convenience Claim, which form shall be provided by the Claims Agent to holders or potential holders of General Unsecured Claims.

“Entity” has the meaning ascribed to such term in Bankruptcy Code Section 101(15).

“Equitable Right to Payment” means any right to payment arising from a right to an equitable remedy for breach of performance, as provided for in Bankruptcy Code Section 502(c)(2).

“Estate(s)” means, in the singular, the Chapter 11 estate of each Debtor created by Bankruptcy Code Section 541 and, in the plural, the jointly administered Chapter 11 estates of all three Debtors.

“Estate Causes of Action” means all Causes of Action that belong to the Estates (other than the Retained Causes of Action), including but not limited to: (a) all Avoidance Actions; (b) all other claims in avoidance, recovery, subordination; (c) all other actions described in the Disclosure Statement, the Schedules and the Plan, including, but not limited to, claims the Debtors may have against Johnson Controls, Inc. that would result in future litigation by or on behalf of the Debtors in connection with activities relating to the Wanxiang Sale; and (d) any counterclaims or rights of setoff against any creditor.  For the avoidance of doubt, the term Estate Causes of Action does not include (i) any Cause of Action or Avoidance Action acquired by Wanxiang America or the Wanxiang Designee or that the Debtors have covenanted not to pursue under the terms of the Wanxiang Asset Purchase Agreement or (ii) any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, act, omission or liability that is (x) released, waived, discharged or exculpated pursuant to Sections 12.06 or 12.07 of the Plan, or (y) otherwise resolved by the Plan or Final Order of the Bankruptcy Court.

“Estimation Order” means a Final Order, which may be the Confirmation Order, estimating for voting, distribution or any other proper purposes under the Bankruptcy Code the aggregate (and if applicable, individual) amount of any Claims, whether classified or unclassified under this Plan.

“Face Amount” means the liquidated amount of any Claim as listed on a timely filed Proof of Claim or the Schedules if no Proof of Claim has been timely filed, excluding any unliquidated fees, penalties, charges or other similar amounts.

“Fee Claim” means a Claim: (a) of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to Bankruptcy Code Sections 327, 328, 330, or 331 (other than ordinary course professionals of the Debtors); and (b) of any professional or other party-in-interest seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code Section 503(b).

“Fee Claims Bar Date” means 5:00 p.m. (Eastern) on the date that is the first Business Day after the date that is thirty (30) days after the Effective Date unless extended by order of the Bankruptcy Court.

“Fifth Tier Claims/Interests” means Subordinated Stock Claims and B456 Interests.

“Final Fee Applications” means all final applications seeking payment of Fee Claims.

“Final Order” means an order or judgment of the Bankruptcy Court (or other court with jurisdiction), as entered on the docket of the Bankruptcy Court (or other court with jurisdiction), that has not been reversed, stayed, modified or amended, and as to which:  (a) the time to appeal or seek review has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for review, rehearing, remand or certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under Bankruptcy Code Section 502(j), Bankruptcy Rules 9023 and 9024, or any other rules or law governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

“First Tier Claims” mean Administrative Claims, Fee Claims, Priority Tax Claims, Priority Non-Tax Claims, Remaining Secured Claims and Convenience Claims, whether Allowed or Disputed.

“Fourth Tier Claims” means postpetition interest as provided for under the Plan on account of Priority Tax Claims, Priority Non-Tax Claims, Convenience Claims, General Unsecured Claims, Subordinated Note Claims and Subordinated Other Claims.

“General Bar Date” means 5:00 p.m. (Eastern) on January 14, 2013, the date established pursuant to the Order Establishing Deadlines for Filing Proofs of Claim and Approving Form and Manner of Notice Thereof dated November 26, 2012 [Docket No. 440] as the last day for filing Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date, except for Administrative Claims (including 503(b)(9) Claims), Fee Claims and Claims asserted by Governmental Units.

“General Unsecured Claim” means a Claim in an amount greater than $10,000 that is not an Administrative Claim, a Priority Tax Claim, a Fee Claim, a Remaining Secured Claim, a Priority Non-Tax Claim, a Senior Notes Claim, a Subordinated Notes Claim, a Subordinated Other Claim, or a Subordinated Stock Claim.

“Governmental Unit” has the meaning ascribed to such term in Bankruptcy Code Section 101(27).

“Governmental Unit Bar Date” means 5:00 p.m. (Eastern) on April 15, 2013, the date set by the Bankruptcy Court as the last day for Governmental Units to file Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date.

“Grid Storage” means Grid Storage Holdings LLC, a Delaware limited liability company and a Chapter 11 Debtor.

“Impaired” has the meaning ascribed to such term in Bankruptcy Code Section 1124.

“Initial Distribution Date” means the first date on which a Class or Class of Claims is entitled to be paid under the Plan, including (a) in the case of First Tier Claims, on the Effective Date or as soon as is reasonably practicable thereafter, for Claims Allowed as of such date, (b) in the case of Second Tier Claims, as soon as is practicable after the payment of or establishment of adequate reserves for all First Tier Claims, but in no event earlier than the later of the Administrative Claims Bar Date and the Fee Claims Bar Date, (c) in the case of Third Tier Claims, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims and Second Tier Claims, (d) in the case of Fourth Tier Claims, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims, Second Tier Claims and Third Tier Claims, and (e) in the case of Fifth

Tier Claims/Interests, as soon as is reasonably practicable after the payment of or establishment of adequate reserves for all First Tier Claims, Second Tier Claims, Third Tier Claims and Fourth Tier Claims.

“Initial Trust Funding” means that amount of Cash vested in the Liquidation Trust on the Effective Date from Available Cash to (a) make initial distributions as required by the Plan and (b) establish the Liquidation Trust Operational Reserve.

“Interest” means the legal, equitable, contractual, or other rights of any Person (a) with respect to any B456 Interests, (b) with respect to any Subsidiary Interests, or (c) to acquire or receive either of the foregoing.

“Interim Distribution Date” means any date after the Initial Distribution Date on which a Distribution of Available Cash is made to holders of Allowed Claims and/or Interests in accordance with this Plan.

“Lien” shall have the meaning ascribed to such term in Bankruptcy Code Section 101(37).

“Liquidation Trust” means the trust established pursuant to Section 7.01 of the Plan and in accordance with the Liquidation Trust Agreement.

“Liquidation Trust Agreement” means that certain trust agreement, as may be amended, that establishes and governs the Liquidation Trust, in the form attached as Appendix D to the Disclosure Statement, the contents of which are incorporated herein by reference.

“Liquidation Trustee” means PIRINATE Consulting Group, LLC, the founder and Chairman of which is Eugene Davis, appointed as the trustee of the Liquidation Trust in accordance with the Plan and the Liquidation Trust Agreement.

“Liquidation Trust Operating Expenses” means the overhead and other operational expenses of the Liquidation Trust including, but not limited to, the reasonable professional costs related to the prosecution of Estate Causes of Action, objecting to Disputed Claims or Disputed Interests, administration, liquidation and wind down of the Estates, making Distributions,  reasonable compensation for the Liquidation Trustee, and any costs incurred in connection with the Transition Services Agreement.

“Liquidation Trust Operational Reserve” means the reserve established by the Liquidation Trust to hold the amount of Available Cash deemed necessary to satisfy its anticipated future Liquidation Trust Operating Expenses.

“Liquidation Trust Oversight Committee” has the meaning ascribed to such term in Section 7.01(h) of the Plan.

“Loan Documents” means, collectively, the DIP Credit Agreement, the Prepetition Credit Agreement, and the other “Loan Documents” as defined in the DIP Credit Agreement and Prepetition Credit Agreement, respectively.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

“LT Distribution Account” means an account to be established by the Liquidation Trustee on the Effective Date to hold the amount of Available Cash, less Liquidation Trust Operating Expenses as incurred and as reserved for in the Liquidation Trust Operational Reserve, to be utilized for Distribution on account of Allowed Claims and, if applicable, Allowed Interests in accordance with the Plan, less any amounts set aside in the Disputed Claims Reserve; provided, however, that any surplus amounts in the Liquidation Trust Operational Reserve and any Disputed Claims Reserve shall be returned to the LT Distribution Account.

“Main Case” shall have the meaning ascribed to such term in Section 7.09 of the Plan.

“Mass-CeC Claim” means the Claim of the Massachusetts Clean Energy Technology Center, an independent public instrumentality of The Commonwealth of Massachusetts arising under that certain loan and security agreement pursuant to which Mass-CeC provided B456 a loan in the amount of $5 million at a fixed annual interest rate equal to 6.0% compounding monthly and due October 8, 2017 if not forgiven prior to such date, which $5 million amount was partially forgiven and which Claim was expressly satisfied pursuant to paragraph 29 of the Wanxiang Sale Order.

“Navitas” means Navitas Systems LLC.

“Navitas Asset Purchase Agreement” means that certain asset purchase agreement by and among the Debtors, certain of their affiliates and Navitas, dated as of December 11, 2012 which was approved by the Navitas Sale Order.

“Navitas Cure Costs” means those cure costs associated with the Navitas Designated Contracts as set forth in the Navitas Sale Order.

“Navitas Designated Contracts” means those executory contracts and unexpired leases which Navitas or the Navitas Assignees have designated or shall designate for assumption and assignment pursuant to the procedures set forth in the Navitas Sale Order.

“Navitas Sale Order” means that certain Order Authorizing (I) the Sale of Certain Assets of the Debtors Free and Clear of All Claims, Liens, Liabilities, Rights, Interests and Encumbrances, (II) the Debtors’ Entry into and Performance of Their Obligations Under the Asset Purchase Agreement and Ancillary Agreements, (III) the Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (IV) Related Relief dated December 11, 2012 [Docket No. 642], which order, among other things, approved the Navitas Asset Purchase Agreement.

“New Equity” means 100% of all equity of Reorganized B456 and Reorganized Grid Storage issued on the Effective Date, which equity shall consist of a single share of common stock or membership interest, as applicable, entitled to all applicable voting rights.

“Opt-Out Individuals” means those individuals identified in the Confirmation Order as expressly electing not to receive the Releases by Debtors identified in Section 12.07 of the Plan.

“Official Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in these Chapter 11 Cases, as such committee may be reconfigured from time to time until the Effective Date.

“Payoff Letter” means the letter dated January 29, 2013 by and between B456 and Wanxiang America, providing for the payment in full, other than with respect to the Continuing Obligations, of the DIP Lender’s Claim and Prepetition Lender’s Claim.

“Person” has the meaning ascribed to such term in Bankruptcy Code Section 101(41).

“Petition Date” means October 16, 2012.

“Plan” means this Joint Plan of Liquidation, dated as of the date set forth on the first page hereof, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan.

“Postpetition Interest Rate” means one of the following interest rates:  (a) as to a Claim that is not based upon an agreement that provides for interest, the rate of 3% per annum, or (b) as to a Claim that is based upon an agreement that provides for interest either (i) the non-default interest rate provided for in such agreement, or (ii) if no such rate is provided, then the rate of 3% per annum.

“Prepetition Agent” means Wanxiang America in its capacity as agent under the Prepetition Credit Agreement.

“Prepetition Credit Agreement” means that certain Loan Agreement, dated as of August 16, 2012 between B456, as borrower, and Wanxiang America, as agent and Prepetition Lender.

“Prepetition Facility” means the bridge loan and letter of credit facility provided by the Prepetition Lender under the Prepetition Credit Agreement.

“Prepetition Lender” means Wanxiang America in its capacity as lender under the Prepetition Credit Agreement.

“Prepetition Lender’s Claim” means all Claims of the Prepetition Lender, which Claims were expressly satisfied to the extent set forth in the Wanxiang Sale Order and the Payoff Letter.

“Priority Claims” means, collectively, Priority Non-Tax Claims and Priority Tax Claims.

“Priority Non-Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Sections 507(a)(3), (4), (5), (6) or (7).

“Priority Tax Claim” means a Claim or a portion of a Claim for which priority is asserted under Bankruptcy Code Section 507(a)(8).

“Proof of Claim” means a proof of claim filed with the Bankruptcy Court or any court-approved claims agent in connection with the Chapter 11 Cases.

“Ratable, Ratably or Pro Rata” means the proportion that the Allowed Claim in a particular Class bears to the aggregate amount of (a) Allowed Claims in such Class of the date of determination, plus (b) Disputed Claims (in their aggregate Face Amounts if liquidated and such other amounts as may be determined if unliquidated) in such Class as of the date of determination.

“Rejection Bar Date” means the date that is twenty-five (25) days after entry of any order authorizing the rejection of an executory contract or unexpired lease.

“Rejection Claim” means any Claim for amounts due as a result of the rejection of an executory contract or unexpired lease in accordance with Bankruptcy Code Section 365.

“Remaining Secured Claims” means a Secured Claim arising prior to the Petition Date against any of the Debtors, other than the Prepetition Lender’s Claim, the Mass-CeC Claim, or any Secured Claim satisfied pursuant to the Wanxiang Sale Order or any other order of the Bankruptcy Court.

“Reorganized B456” means B456 Systems, Inc. as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of all or substantially all assets or otherwise, on and after the Effective Date.

“Reorganized Grid Storage” means Grid Storage Holdings LLC as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of all or substantially all assets or otherwise, on and after the Effective Date.

“Request for Payment” means a request for payment of an Administrative Claim filed with the Bankruptcy Court, or with the Claims Agent in the case of any 503(b)(9) Claim, in connection with the Chapter 11 Cases.

“Retained Assets” means (a) that certain MEGA Tax Credit Agreement: High-Tech Credit by and between the Michigan Economic Growth Authority and B456, (b) that certain MEGA Tax Credit Agreement: Cell Manufacturing Credit by and between the Michigan Economic Growth Authority and B456, (c) that certain Generation Interconnection Feasibility Study Agreement by and between Grid Storage and PJM Interconnection, L.L.C. and all related applications, permits, deposits and rights to interconnection, and (d) the Retained Causes of Action.

“Retained Causes of Action” means all Causes of Action relating to any of the Retained Assets.

“Sale Orders” means collectively the Wanxiang Sale Order and the Navitas Sale Order and any related implementing orders, including, without limitation, the Order Authorizing the

Debtors to Enter into Transition Services Agreement with A123 Systems LLC dated February 13, 2013 [Docket No. 1030].

“Schedules” means, collectively, the (a) schedules of assets, liabilities and executory contracts and (b) statements of financial affairs, as each may be amended and supplemented from time to time, filed by the Debtors pursuant to Bankruptcy Code Section 521.

“Second Tier Claims” mean General Unsecured Claims, Senior Note Claims and Subordinated Note Claims, whether Allowed or Disputed.

“Secured Claim” means a Claim (a) that is secured by a valid, perfected and enforceable Lien that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the holder’s interest in such property as of the relevant determination date or (b) that is subject to an offset right pursuant to Bankruptcy Code Section 553, to the extent of the amount subject to a valid setoff; which Claim shall be in an amount, including postpetition interest and any reasonable fees, costs or charges to the extent permitted under Bankruptcy Code Section 506(b), that is agreed to in writing by the holder and the Debtors or the Liquidation Trustee or is determined by the Bankruptcy Court pursuant to Bankruptcy Code Section 506(a).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, as amended.

“Senior Notes” means the 6.00% unsecured senior convertible notes in the original aggregate principal amount of $50 million due on July 15, 2013 pursuant to the Senior Notes Purchase Agreement.

“Senior Noteholder(s)” means, in the singular, any Entity or Person and, in the plural, all Entities or Persons, that hold the Senior Notes.

“Senior Notes Claims” means the Claim of any Senior Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.

“Senior Notes Payoff Amount” means the aggregate amount of the Allowed Senior Notes Claims, including outstanding principal and interest accrued and unpaid as of the Petition Date, plus interest accrued from the Petition Date through the Effective Date at the applicable Postpetition Interest Rate; provided that postpetition interest shall be payable to the holders of Allowed Senior Notes Claims solely by operation of the Indenture and supplemental Indenture, each dated as of April 6, 2011, and their receipt of amounts that would otherwise be distributed to the holders of Claims in Class 6 in accordance with Sections 5.05(b) and 5.06(c) of the Plan.

“Senior Notes Purchase Agreement” means that certain agreement dated as of May 11, 2012 entered into between B456 and certain institutional investors including (1) Hudson Bay Master Fund Ltd. and J.P. Morgan Omni SPC, Ltd., and (2) Tenor Special Situation Fund, L.P., Parsoon Special Situation Ltd., Tenor Opportunity Master Fund, Ltd. and Aria Opportunity Fund, Ltd.

“Statutory Fees” means the fees due and payable pursuant to Section 1930 of Title 28 of the United States Code.

“Subordinated Notes” means the 3.75% unsecured convertible subordinated notes in the aggregate principal amount of $148 million due on April 15, 2016 pursuant to the Subordinated Notes Indenture.

“Subordinated Notes Claims” means the Claim of any Subordinated Noteholder for the payment of any principal, interest or other amount owing and unpaid as of the Petition Date.  This term specifically excludes any Subordinated Notes Indenture Trustee Expenses.

“Subordinated Noteholder(s)” means, in the singular, any Entity or Person and, in the plural, all Entities or Persons that hold the Subordinated Notes.

“Subordinated Notes Indenture” means that certain base Indenture and supplemental Indenture, each dated as of April 6, 2011, among B456, and the Subordinated Notes Indenture Trustee, as the same may have been amended or supplemented.

“Subordinated Notes Indenture Trustee” means U.S. Bank National Association, in its capacity as Indenture Trustee for the Subordinated Notes, and/or any successor Indenture Trustee for the Subordinated Notes.

“Subordinated Notes Indenture Trustee Expenses” means any reasonable, unpaid fees of the Subordinated Notes Indenture Trustee, and reasonable unpaid expenses, disbursements and advances incurred or made by or on behalf of the Subordinated Notes Indenture Trustee from the Petition Date through the Effective Date in accordance with the Subordinated Notes Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

“Subordinated Other Claim” means (a) any Claim, other than a Subordinated Stock Claim, asserted against any of the Debtors that is subordinated pursuant to either Bankruptcy Code Section 510(b) or Bankruptcy Code Section 510(c); or (b) any Claim for any fine, penalty, or forfeiture, or multiple, exemplary, or punitive damages, to the extent that such fine, penalty, forfeiture, or damage is not compensation for actual pecuniary loss suffered by the holder of such Claim, including, without limitation, any such Claim based upon, arising from, or relating to any cause of action whatsoever (including, without limitation, violation of law, willful intellectual property infringement, fraud, personal injury, or wrongful death, whether secured or unsecured, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise), and any such Claim asserted by a Governmental Unit in connection with a tax or other obligation owing to such unit.

“Subordinated Stock Claim” means any Claim against any of the Debtors that is subordinated pursuant to Bankruptcy Code Section 510(b) arising from the rescission of a purchase or sale of any Interest, any Claim for damages arising from the purchase or sale of any Interest, or any Claim for reimbursement, contribution, or indemnification on account of any such Claim including, for the avoidance of doubt, any and all claims relating to In re A123 Systems, Inc. Securities Litigation, No. 1:12-CV-10591-RGS.

“Subsidiary Interests” means, collectively, all of the issued and outstanding shares of stock or membership interests of B456 Securities and Grid Storage.

“Supplemental Bar Date” means 5:00 p.m. (Eastern) on March 7, 2013, or such other dates as may be established pursuant to the Order under 11 U.S.C. §§ 501, 502 and 1111(a), Fed. R. Bankr. P. 2002 and 3003(c)(3) and Del. Bankr. L.R. 2002-1(e) Establishing Supplemental Deadline for Certain Previously Unnoticed Parties to File Proofs of Claim and Approving Form and Manner of Notice Thereof dated February 4, 2013 [Docket No. 953] as the last day for certain parties who did not receive notice of the General Bar Date to file Proofs of Claim in the Chapter 11 Cases for Claims arising prior to the Petition Date.

“Tax Code” means the United States Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and the rules and regulations promulgated thereunder.

“Third Tier Claims” mean Subordinated Other Claims, whether Allowed or Disputed.

“Transition Services Agreement” means the agreement entered into between the Debtors and A123 Systems LLC to provide the Debtors with the necessary support services in connection with the wind down and the liquidation of their Estates.

“Unclaimed Property” means any Cash or other distributable property unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder entitled thereto in respect of such holder’s Allowed Claim.  Unclaimed Property shall, without limitation, include:  (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Liquidation Trust to locate such address which were commercially reasonable under the circumstances; and (d) checks (and the funds represented thereby) not mailed or delivered because a holder of a Claim or Interest is requested to provide a taxpayer identification number or to otherwise satisfy any tax withholding requirements with respect to a distribution and such holder fails to do so within ninety (90) days of the date of such request.

“Unimpaired” means, with respect to any Claim, that such Claim is not impaired within the meaning of Bankruptcy Code Section 1124.

“Unsecured Allocation” means Available Cash remaining in the LT Distribution Account after payment in full of, or adequate reserve for, all First Tier Claims, subject to the establishment of the Disputed Claims Reserve for Second Tier Claims.

“Unsecured Claim” means any Claim, arising prior to the Petition Date, that is not:  (a) an Administrative Claim; (b) a Priority Claim; or (c) a Remaining Secured Claim.

“Unsecured Interest Allocation” means Available Cash remaining in the LT Distribution Account to be used for the payment of postpetition interest to holders of First Tier Claims (other than Administrative Claims and Remaining Secured Claims), Second Tier Claims (other than Senior Note Claims) and Third Tier Claims after payment in full of, or adequate reserve for, all First Tier Claims, Second Tier Claims (other than Senior Note Claims) and Third Tier Claims.

“Voting Deadline” means the deadline to be established by the Bankruptcy Court for the return of ballots cast with respect to the Plan.

“Wanxiang America” means Wanxiang America Corporation.

“Wanxiang Asset Purchase Agreement” means that certain asset purchase agreement by and among the Debtors, as Sellers, and Wanxiang America and its specified designees, as Purchasers, dated as of December 11, 2012, as amended by that certain purchase agreement amendment dated as of January 29, 2013.

“Wanxiang Cure Costs” means certain cure costs associated with the Wanxiang Designated Contracts, which costs were paid by the Wanxiang Designee on the Wanxiang Sale Closing Date pursuant to paragraph 17 of the Wanxiang Sale Order.

“Wanxiang Designated Contracts” means those executory contracts and unexpired leases which Wanxiang America or the Wanxiang Designee have designated or shall designate for assumption and assignment pursuant to the procedures set forth in the Wanxiang Sale Order and Wanxiang Asset Purchase Agreement.

“Wanxiang Designee(s)” means Wanxiang Clean Energy USA Acquisition LLC, a Delaware limited liability company (which subsequently changed its name to A123 Systems LLC on the Wanxiang Sale Closing Date), the Entity designated by Wanxiang America to purchase the “Purchased Assets” under the Wanxiang Asset Purchase Agreement and Wanxiang Sale Order.

“Wanxiang Equity Designee” means Wanxiang Clean Energy USA Corp.

“Wanxiang Sale Closing Date” means January 29, 2013.

“Wanxiang Sale Order” means that certain Order Authorizing (I) the Sale of Certain Assets of the Debtors Free and Clear of All Claims, Liens, Liabilities, Rights, Interests and Encumbrances, (II) the Debtors’ Entry into and Performance of Their Obligations Under the Asset Purchase Agreement and Ancillary Agreements, (III) the Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and (IV) Related Relief dated December 12, 2012 [Docket No. 640], which order, among other things, approved the Wanxiang Asset Purchase Agreement.

Section 1.02          Rules of Interpretation.  For purposes of the Plan:  (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter genders; (c) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (d) any reference in the Plan to an existing document or an exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (e) unless otherwise specified, all references in the Plan to articles, sections, clauses and exhibits are references to articles, sections, clauses and exhibits of or to the Plan; (f) the words “herein” and “hereto,” and other words of similar import, refer to this Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) any reference to an Entity or Person as a holder of a Claim or Interest includes that Entity or Person’s successors, assigns and affiliates; (i) the rules of construction set forth in Bankruptcy Code Section 102 shall apply to the extent such rules are not inconsistent with any other provision in this Section; (j) any term used herein that is not defined herein shall have the meaning ascribed thereto in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein; (k) in the event of any ambiguity or conflict between the Plan and the Disclosure Statement, the provisions of the Plan shall govern; (l) in the event of any ambiguity or conflict between the Plan and the Sale Orders or the Asset Purchase Agreements, the provisions of the Sale Orders and/or Asset Purchase Agreements shall govern; and (m) any reference to the “Liquidation Trustee” shall be deemed to include a reference to the “Liquidation Trust” and any reference to the “Liquidation Trust” shall be deemed to include a reference to the “Liquidation Trustee” unless the context otherwise requires.

Section 1.03          Computation of Time.  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

SUBSTANTIVE CONSOLIDATION

Section 2.01          Deemed Consolidation and Effect Thereof.  On the Effective Date, the Estates shall be deemed consolidated for all purposes related to the Plan.  As a result of the deemed consolidation of the liabilities and properties of all the Debtors, except as otherwise provided in the Plan, (a) the Chapter 11 Cases of B456 Securities and Grid Storage shall be deemed consolidated into the case of B456 as a single consolidated case; (b) the Estate of each of the Debtors shall be deemed to be one consolidated Estate; (c) all property of the Estate of each Debtor shall be deemed to be property of the consolidated Estates; (d) all Claims against each Estate shall be deemed to be Claims against the consolidated Estates; (e) all Claims based upon prepetition unsecured guarantees by one Debtor in favor of any other of the Debtors (other than guarantees existing under any assumed executory contracts or unexpired leases) shall be eliminated, and no distributions under this Plan shall be made on account of Claims based upon such guarantees; (f) for purposes of determining the availability of the right of setoff under Bankruptcy Code Section 553, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553, prepetition debts due to any of the Debtors may be set off against the prepetition debts of any other of the Debtors; (g) no distributions under this

Plan shall be made on account of any Subsidiary Interests; and (h) the B456 Interests shall be subject and subordinate to the Claims against the consolidated Estate.

Deemed consolidation shall not merge or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under this Plan; deemed consolidation shall have no effect on valid, enforceable and unavoidable Liens, except for Liens that secure a Claim that is eliminated by virtue of deemed consolidation and Liens against collateral that are extinguished by virtue of deemed consolidation; and deemed consolidation shall not have the effect of creating a Claim in a class different from the class in which a Claim would have been placed in the absence of deemed consolidation.

Deemed consolidation shall not affect the obligation of each of the Debtors to pay Statutory Fees to the Office of the United States Trustee until such time as a particular Chapter 11 Case is closed, dismissed or converted.  Further, the deemed consolidation provided for herein shall not, other than for purposes related to the Plan and distributions to be made hereunder, affect the legal and corporate structures of the Debtors or the rights and defenses of the Liquidation Trust pertaining to the Estate Causes of Action, or the rights and defenses of Reorganized B456 or Reorganized Grid Storage with respect to the Retained Causes of Action.

Section 2.02                             Plan as Motion for Approval of Deemed Consolidation.  The Plan constitutes a motion for deemed consolidation of the liabilities and properties of all the Debtors for purposes of distribution.  The confirmation of the Plan shall constitute approval of the motion by the Bankruptcy Court, and the Confirmation Order shall contain findings supporting and conclusions providing for deemed consolidation on the terms set forth in Section 2.01 of this Plan.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 3.01                             General Rules of Classification.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.  A Claim or Interest may be bifurcated and classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.

Section 3.02                             Unclassified Claims.  In accordance with Bankruptcy Code Section 1123(a)(1), Administrative Claims, Fee Claims and Priority Tax Claims have not been classified.

Section 3.03                             Classified Claims and Interests.  Subject to Section 2.01 of the Plan, the Claims and Interests against the Debtors have been classified as follows:

Class	Claim	Status	Voting Rights

Class 1	Remaining Secured Claims	Unimpaired	Not Entitled to Vote

Class 2	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote

Class 3	Convenience Claims	Unimpaired	Not Entitled to Vote

Class 4	General Unsecured Claims	Impaired	Entitled to Vote

Class 5	Senior Notes Claims	Impaired	Entitled to Vote

Class 6	Subordinated Notes Claims	Impaired	Entitled to Vote

Class 7	Subordinated Other Claims	Impaired	Not Entitled to Vote

Class 8	Subordinated Stock Claims	Impaired	Not Entitled to Vote

Class 9	B456 Interests	Impaired	Not Entitled to Vote

Class 10	Subsidiary Interests	Impaired	Not Entitled to Vote

ARTICLE IV
TREATMENT OF UNCLASSIFIED CLAIMS

Section 4.01                             Administrative Claims.

(a)                                 Administrative Claims Bar Date and 503(b)(9) Claims Bar Date.  To be eligible to receive distributions under the Plan on account of an Administrative Claim (other than a 503(b)(9) Claim) that is not otherwise Allowed by the Plan, a Request for Payment of Administrative Claim must have been or be filed with the Bankruptcy Court on or before the applicable Administrative Claims Bar Date.  To be eligible to receive distributions under the Plan on account of a 503(b)(9) Claim that is not otherwise Allowed by the Plan, a Request for Payment of a 503(b)(9) Claim must have been filed with the Claims Agent on or before the 503(b)(9) Claims Bar Date.  Any Administrative Claim that is not asserted in accordance with this Section 4.01(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)                                 Treatment. Administrative Claims are First Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed Administrative Claim agrees to receive other less favorable treatment, each holder of an Allowed Administrative Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that Allowed Administrative Claims of the United States Trustee for Statutory Fees shall be paid on the Effective Date and thereafter, as such fees may thereafter accrue and be due and payable, by the Liquidation Trustee pursuant to Section 7.06 of the Plan in accordance with the applicable schedule for payment of such fees.

Section 4.02                             Fee Claims.

(a)                                 Fee Claims Bar Date.  All Final Fee Applications for payment of Fee Claims shall be filed with the Bankruptcy Court on or before the Fee Claims Bar Date.  Any Fee Claim that is not asserted in accordance with this Section 4.02(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property, and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)                                 Procedure.  All Final Fee Applications shall be subject to the following requirements and procedures:

(i)                                     All Final Fee Applications shall comply with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable orders of the Bankruptcy Court and applicable Third Circuit law.

(ii)                                  All Final Fee Applications shall be served via first class mail upon the United States Trustee and the Liquidation Trustee. Notice of the Final Fee Applications, including the amount of final allowance of fees and expenses sought, the objection deadline and the hearing date, shall be served in accordance with Local Rule 2002-1(b).

(iii)                               The deadline to object to a Final Fee Application shall be not less than twenty-one (21) days (or the next Business Day if such day is not a Business Day) following service of the Final Fee Application.

(iv)                              The hearing to consider all Final Fee Applications shall be set at a date and time that is at least sixty (60) days after the Effective Date and shall be set forth in the Confirmation Order.  Each professional that files a Final Fee Application shall include such hearing date in their respective notice of hearing.

(v)                                 To object to a professional’s Final Fee Application, the objecting party must (x) file a written objection on or before the objection deadline and (y) serve the objection on the professional who filed the Final Fee Application and each of the notice parties designated in Section 4.02(b)(ii) of the Plan, such that each party receives the objection on or before the established objection deadline.

(vi)                              A Fee Claim asserted in a Final Fee Application shall be an Allowed Fee Claim to the extent provided in the order of the Bankruptcy Court entered pursuant to the Final Fee Application.

(c)                                  Treatment.  Fee Claims are First Tier Claims under the Plan. Subject to the terms herein, and unless the holder of an Allowed Fee Claim agrees to receive other less favorable treatment, each holder of an Allowed Fee Claim shall be paid 100% of the unpaid amount of such Claim in Cash no later than five (5) Business Days after the date that such Claim is Allowed by order of the Bankruptcy Court.

Section 4.03                             Priority Tax Claims.

(a)                                 Governmental Unit Bar Date.  To be eligible to receive distributions under the Plan on account of a Priority Tax Claim, a Proof of Claim must be filed with the Claims Agent so as to be received on or before the Governmental Unit Bar Date.  Any Priority Tax Claim that is not asserted in accordance with this Section 4.03(a) shall be deemed disallowed under this Plan and shall be forever barred against any of the Estates, the Liquidation Trust, or any of their Assets or property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

(b)                                 Treatment. Priority Tax Claims are First Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed Priority Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Tax Claim shall be entitled to receive 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as reasonably practicable after the date such Claim becomes an Allowed Claim.

ARTICLE V

TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 5.01                             Class 1:  Remaining Secured Claims.  .

(a)                                 Classification.  Remaining Secured Claim are First Tier Claims under the Plan.  Class 1 shall consist of all Remaining Secured Claims.  Class 1 consists of separate Sub-Classes, one for each Remaining Secured Claim.  Each Sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code.  Class 1 is Unimpaired by the Plan and the holders of Remaining Secured Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)                                 Treatment.  Subject to the terms herein and unless a holder of an Allowed Remaining Secured Claim agrees to receive other less favorable treatment, each holder of an Allowed Claim in this Class shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) the Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim; provided, however, that if the holder of an Allowed Remaining Secured Claim holds Cash with a right of setoff, such holder shall be entitled to effect the setoff and thereby satisfy the Claim in lieu of receiving payment.

(c)                                  Certain Conditions to Receipt of Aforementioned Treatment.  Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each holder of a Remaining Secured Claim, regardless of whether such Claim has been listed in the Schedules or asserted in a Proof of Claim: (1) shall turn over and release to the Estates and the Liquidation Trust any and all property of the Estates that secures or purportedly secures such Claim and any such Lien arguably securing such Claim shall automatically, and without further action by the Estates or the Liquidation Trust, be deemed released; provided, however, that if such property is Cash, in lieu of payment, the holder shall be deemed to have setoff the Cash to the extent of the Allowed amount of the Claim, and shall be obligated to turn over and release the balance of Cash and any other property that was held to secure the Claim; and (2) execute such documents and instruments as the Liquidation Trust require(s) to evidence such holder’s release of such property or Lien, and if such holder violates the Confirmation Order and this Plan by refusing to execute appropriate documents or instruments, the Liquidation Trust may, in its discretion, file a copy of the Confirmation Order which shall serve to release any holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert, vest or revest in accordance with this Plan, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, or other encumbrances of any kind; provided, however, that the physical turnover of property described in (a)(1) above, is necessary and required only to the extent the holder is in possession or control of the property that secures or purportedly secures such Claim.

Without limiting the automatic release provisions of the immediately preceding Paragraph:  (a) no distribution hereunder shall be made to or on behalf of any holder unless and until such holder executes and delivers to the Estates or the Liquidation Trust such release of Liens or otherwise turns over and releases any property in such holder’s possession; (b) any holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date (or such other date as may be agreed by the Liquidation Trust and such holder) shall be subject to whatever sanction is deemed appropriate by the Bankruptcy Court; and (c) the Liquidation Trust, which shall be deemed to be appointed as attorney-in-fact for all such holders of Remaining Secured Claims for the purpose of releasing such Liens, shall be authorized to use, and all authorities shall be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

Section 5.02                             Class 2:  Priority Non-Tax Claims.

(a)                                 Classification.  Class 2 consists of all Priority Non-Tax Claims.  Class 2 is Unimpaired by the Plan and the holders of Priority Non-Tax Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)                                 Treatment.  Priority Non-Tax Claims are First Tier Claims under the Plan. Subject to the terms herein and unless the holder of an Allowed Priority Non-Tax Claim agrees to receive other less favorable treatment, each holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

Section 5.03                             Class 3:  Convenience Claims

(a)                                 Classification.  Class 3 shall consist of all Convenience Claims.  Class 3 is Unimpaired by the Plan and the holders of Allowed Class 3 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

(b)                                 Treatment.  Convenience Claims are First Tier Claims under the Plan.  Each holder of an Allowed Convenience Claim shall be paid 100% of the unpaid amount of such Claim in Cash on the date that is the later of (i) Initial Distribution Date for First Tier Claims or (ii) as soon as is reasonably practicable after the date such Claim becomes an Allowed Claim.

Section 5.04                             Class 4:  General Unsecured Claims.

(a)                                 Classification.  Class 4 shall consist of all General Unsecured Claims.  Class 4 is Impaired by the Plan and the holders of General Unsecured Claims are entitled to vote on the Plan.

(b)                                 Treatment.  General Unsecured Claims are Second Tier Claims under the Plan.  Subject to the terms herein, and unless the holder of an Allowed General Unsecured Claim agrees to receive other less favorable treatment, each holder of an Allowed General Unsecured Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 5 and 6) of the Unsecured Allocation.  In lieu of the foregoing, each holder of a General Unsecured Claim shall have the option to reduce the amount of such holder’s Claim to ten thousand dollars ($10,000) and, thus, become the holder of a Convenience Claim in Class 3 by completing, executing and delivering to the Claims Agent by the Voting Deadline an Election to Reduce Claim.

Section 5.05                             Class 5:  Senior Notes Claims.

(a)                                 Classification.  Class 5 shall consist of all Senior Notes Claims.  Class 5 is Impaired by the Plan and the holders of Senior Notes Claims are entitled to vote on the Plan.

(b)                                 Treatment.  Senior Notes Claims are Second Tier Claims under the Plan.  Subject to the terms herein, each holder of an Allowed Senior Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive (i) commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 6) of the Unsecured Allocation, and (ii) until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, the Pro Rata share of the Unsecured Allocation that would otherwise be distributed to the holders of Claims in Class 6.

Section 5.06                             Class 6:  Subordinated Notes Claims.

(a)                                 Classification.  Class 6 shall consist of all Subordinated Notes Claims.  Class 6 is Impaired by the Plan and the holders of Subordinated Notes Claims are entitled to vote on the Plan.

(b)                                 Allowance.  The Subordinated Notes Claims shall be deemed Allowed Claims in an aggregate amount equal to $146,445,312.50, which is comprised of $143,750,000.00 outstanding principal amount of such notes, and $2,695,312.50 accrued and unpaid interest as of the Petition Date.  The Subordinated Notes Indenture Trustee Expenses shall be separately Allowed and paid pursuant to Section 7.12 of this Plan.

(c)                                  Treatment.  Subordinated Notes Claims are Second Tier Claims under the Plan.  Subject to the terms herein, each holder of an Allowed Subordinated Notes Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Second Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share (along with Allowed Claims in Classes 4 and 5) of the Unsecured Allocation, provided, however, that, until such time as the Senior Noteholders receive aggregate Distribution(s) equal to the Senior Notes Payoff Amount, any such Distributions that would otherwise have been received by the Subordinated Noteholders shall be reallocated and distributed to the  Senior Noteholders on account of the Allowed Senior Notes Claims.

(d)                                 Subordinated Notes Indenture Trustee Expenses.  The Subordinated Notes Indenture Trustee Expenses shall be treated as set forth in Section 7.12 of the Plan.

Section 5.07                             Class 7:  Subordinated Other Claims.

(a)                                 Classification.  Class 7 shall consist of all Subordinated Other Claims.  Class 7 is Impaired by the Plan and the holders of Subordinated Other Claims are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)                                 Treatment.  Subordinated Other Claims are Third Tier Claims under the Plan.  Subject to the provisions of Section 5.11 of the Plan, no holder of a Subordinated Other Claim shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

Section 5.08                             Class 8:  Subordinated Stock Claims.

(a)                                 Classification.  Class 8 shall consist of all Subordinated Stock Claims.  Class 8 is Impaired by the Plan and the holders of Subordinated Stock Claims are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)                                 Treatment.  Subordinated Stock Claims are Fifth Tier Claims/Interests under the Plan.  Subject to the provisions of Section 5.11 of the Plan, no holder of a Subordinated Stock Claim shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Claim.

Section 5.09                             Class 9:  B456 Interests.

(a)                                 Classification.  Class 9 shall consist of all B456 Interests.  Class 9 is Impaired by the Plan and the holders of B456 Interests are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)                                 Treatment.  B456 Interests are Fifth Tier Claims/Interests under the Plan.  All B456 Interests shall be cancelled as of the Effective Date.  Subject to the provisions of Section

5.11 of the Plan, no holder of a B456 Interest shall receive or retain any property under the Plan or the Liquidation Trust Agreement on account of such holder’s Interest.

Section 5.10                             Class 10:  Subsidiary Interests.

(a)                                 Classification.  Class 10 shall consist of all Subsidiary Interests.  Class 10 is impaired by the Plan and the holders of Interests in this Class are not entitled to vote on the Plan and are deemed to reject the Plan.

(b)                                 Treatment.  The holders of Subsidiary Interests shall not receive or retain any property under the Plan on account of such Interests.

Section 5.11                             Supplemental Treatment in Event of Surplus in Available Cash.  The treatment provisions of the Plan assume sufficient Available Cash to permit payment in full of First Tier Claims and partial payment of Second Tier Claims.  If, however, Available Cash exceeds expectations and a surplus of Available Cash remains in the LT Distribution Account after all First Tier Claims and Second Tier Claims are paid in full or adequately reserved for, then such surplus Available Cash shall be distributed as follows:

(a)                                 Third Tier Claims.  Each holder of an Allowed Subordinated Other Claim, in full satisfaction, settlement and release of and in exchange for all such Allowed Claims, shall be entitled to receive, commencing on the Initial Distribution Date for Third Tier Claims, one or more Distributions of Available Cash in an amount equal to its Pro Rata share of such Available Cash remaining in the LT Distribution Account.

(b)                                 Fourth Tier Claims.  If all Third Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each eligible holder of an Allowed Priority Tax Claim, Allowed Priority Non-Tax Claim, Allowed Convenience Claim, Allowed General Unsecured Claim, Allowed Subordinated Note Claim and Allowed Subordinated Other Claim shall be entitled to receive Available Cash in an amount equal to its Pro Rata share of the Unsecured Interest Allocation on account of postpetition interest accrued through the Effective Date at the applicable Postpetition Interest Rate; provided, however, that holders of Subordinated Other Claims shall not be entitled to receive payments of postpetition interest unless and until all other holders of Allowed Fourth Tier Claims receive payment in full on account of all postpetition interest they are owed in accordance with this subsection.

(c)                                  Fifth Tier Claims/Interests.  If all Third Tier Claims and Fourth Tier Claims are paid in full or adequately reserved for and a surplus of Available Cash still remains in the LT Distribution Account, each holder of an Allowed Subordinated Stock Claim and each holder of an Allowed B456 Interest shall be entitled to receive one or more Distributions of Available Cash in an amount equal to its allocated share of such remaining Available Cash as such allocated share shall be determined by the Bankruptcy Court upon motion of the Liquidation Trustee.

Section 5.12                             Insurance.  Notwithstanding anything to the contrary herein, if any Allowed Claim is covered by insurance, such Claim shall first be paid from such insurance with the balance, if any, treated in accordance with the provisions of the Plan governing the Class applicable to such Claim.

Section 5.13                             Special Provision Governing Unimpaired Claims.  Except as otherwise provided herein, nothing under this Plan shall affect the Liquidations Trust’s, the Debtors’, Reorganized B456’s or Reorganized Grid Storage’s rights and defenses in respect of any Claim or Interest that is Unimpaired under this Plan, including, without limitation, all rights in respect of (1) legal and equitable defenses to, (2) setoff or recoupment against or (3) counter-claims with respect to any such Unimpaired Claims and Interests.

Section 5.14                             Discharge of Claims.  Pursuant to Bankruptcy Code Section 1141(c), all Claims and Interests that are not expressly provided for and preserved herein (or in any contract, instrument, release or other agreement or document created pursuant to the Plan) shall be extinguished upon the Effective Date.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN

Section 6.01                             Impaired Classes of Claims and Interests Entitled to Vote.  Holders of Claims in each Impaired Class of Claims that will receive or retain any property under the Plan are entitled to vote to accept or reject the Plan, unless any such Class has been deemed to reject the Plan.  Classes 4, 5 and 6 are Impaired as set forth in Sections 5.04, 5.05 and 5.06 of the Plan, and have not been deemed to reject the Plan.  Accordingly, the votes of holders of Claims in Classes 4, 5 and 6 shall be solicited with respect to the Plan.

Section 6.02                             Acceptance by an Impaired Voting Class.  In accordance with Bankruptcy Code Section 1126(c), and except as provided in Bankruptcy Code Section 1126(e), an Impaired Class of Claims that votes on the Plan shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

Section 6.03                             Deemed Acceptances by Classes.  Claims in Classes 1, 2 and 3 are Unimpaired under the Plan.  Under Bankruptcy Code Section 1126(f), holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan and the votes of holders of such Unimpaired Claims and Interests shall not be solicited.

Section 6.04                             Deemed Rejections by Classes.  Claims in Classes 7 and 8 and Interests in Classes 9 and 10 are Impaired. The holders of such Claims and Interests are not expected to receive or retain any property under the Plan and are presumed to have rejected the Plan, and the votes of holders of such Impaired Claims and Interests shall not be solicited.

Section 6.05                             Confirmation Pursuant to Bankruptcy Code Section 1129(b).  In view of the deemed rejection of the Plan by Classes 7, 8, 9 and 10, the Debtors request Confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code Section 1129(b).  The Debtors reserve the right to alter, amend, or modify the Plan or any exhibit, in accordance with the provisions of the Plan, including, without limitation, Section 14.01, as necessary to satisfy the requirements of Bankruptcy Code Section 1129(b).

ARTICLE VII

MEANS FOR IMPLEMENTATION

Section 7.01                             The Liquidation Trust.

(a)                                 Appointment of the Liquidation Trustee.  The Official Creditors’ Committee has selected PIRINATE Consulting Group, LLC, the founder and Chairman of which is Eugene Davis, as the Liquidation Trustee for the Liquidation Trust.  The Liquidation Trustee shall be the successor to all of the privileges of the Estates and the Debtors including, but not limited to, the attorney/client privilege.

(b)                                 Creation of Liquidation Trust.  On the Effective Date, the Liquidation Trustee shall sign the Liquidation Trust Agreement and accept all Assets of the Estates (other than the Retained Assets) on behalf of the beneficiaries thereof, and be authorized to obtain, liquidate, and collect all of the Assets of the Estates not in its possession and pursue all of the Estate Causes of Action.  The Retained Assets were identified by the Debtors in a Notice of Retained Assets filed on the docket and served on all parties entitled to notice under Bankruptcy Rule 2002 prior to the Confirmation Hearing.  Such notice shall also be made available on the Claims Agent’s website at www.loganandco.com.  The Liquidation Trust will be deemed created and effective without any further action by the Bankruptcy Court or any party.  The Liquidation Trust shall be established for the primary purpose of liquidating its Assets and for making Distributions in accordance with the Plan and the Liquidation Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust.

(c)                                  Beneficiaries of Liquidation Trust.  The holders of Allowed Claims and, if applicable, Allowed Interests, entitled to Distributions shall be beneficiaries of the Liquidation Trust.  Such beneficiaries shall be bound by the Liquidation Trust Agreement.  The interests of the beneficiaries in the Liquidation Trust shall be uncertificated and shall be nontransferable except upon death of the interest holder or by operation of law.

(d)                                 Vesting and Transfer of Assets to the Liquidation Trust.  Pursuant to Bankruptcy Code Section 1141(b), the Assets of the Estates (other than the Retained Assets) shall vest in the Liquidation Trust; provided, however, that the Liquidation Trust, with the consent of the Liquidation Trustee, may abandon or otherwise not accept any Assets that the Liquidation Trust believes, in good faith, have no value to the Liquidation Trust.  Any Assets the Liquidation Trust so abandons or otherwise does not accept shall not vest in the Liquidation Trust.  As of the Effective Date, all Assets vested in the Liquidation Trust and all Assets dealt with in the Plan, shall be free and clear of all Liens, Claims and Interests except as otherwise specifically provided in the Plan or in the Confirmation Order.

(e)           Certain Powers and Duties of Liquidation Trust and Liquidation Trustee

(i)            General Powers of Liquidation Trustee. The Liquidation Trustee shall be the exclusive trustee of the assets of the Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3).  The powers, rights, and responsibilities of the Liquidation Trustee shall be specified in the Liquidation Trust Agreement and, under the supervision of the Liquidation Trust Oversight Committee, shall include the authority and responsibility to:  (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the Liquidation Trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of employees, professionals and consultants to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; (e) prosecute, compromise, and settle, in accordance with the specific terms of the Liquidation Trust Agreement, Estate Causes of Action vested in the Liquidation Trust; (f) resolve issues involving Claims and Interests pursuant to Article IX of this Plan; (g) resolve and otherwise obtain the dismissal of the Derivative Actions; and (h) undertake all administrative functions of the Chapter 11 Cases, including the ultimate closing of the Chapter 11 Cases. The Liquidation Trust is the successor to the Debtors, the Estates, and the Debtors’ rights to books and records.

(ii)           Books and Records. On the Effective Date, the Liquidation Trust shall:  (i) take possession of all books, records, and files of the Debtors and their Estates; and (ii) provide for the retention and storage of such books, records, and files until such time as the Liquidation Trust determines, in accordance with the Liquidation Trust Agreement, that retention of same is no longer necessary or required.

(iii)          Investments of Cash. The Liquidation Trust may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by Bankruptcy Code Section 345 or in other prudent investments, provided, however, that such investments are permitted to be made by a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

(iv)          Costs and Expenses of Administration of Liquidation Trust.  All Liquidation Trust Operating Expenses shall be the responsibility of and paid by the Liquidation Trust in accordance with the Liquidation Trust Agreement.

(v)           Reporting. In no event later than thirty (30) Business Days after the end of the first full month following the Effective Date and on a quarterly basis thereafter until all Cash in the Liquidation Trust Operational Reserve and any Disputed Claims Reserve has been released or paid out in accordance with the Plan, the Liquidation Trustee shall file with the Bankruptcy Court a report setting forth the amounts, recipients and dates of all distributions made by the Liquidation Trustee under the Plan through each applicable reporting period.

(f)            Federal Income Tax Treatment of the Liquidation Trust for the Liquidation Trust Assets; Tax Reporting and Tax Payment Obligations.  For federal income tax purposes, it is intended that the Liquidation Trust (except with respect to the Disputed Claims Reserve) be classified as a liquidating trust under Section 301.7701-4 of the Treasury regulations and that such trust be owned by its beneficiaries (i.e., holders of Administrative Claims, Priority

Tax Claims, Fee Claims, and Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9).  Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution from the Estates of an undivided interest in each of the assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) and then contributed such interests to the Liquidation Trust.

(i)            Liquidation Trust Assets Treated as Owned by Holders of Allowed Claims.  For all federal income tax purposes, all parties shall treat the transfer of Assets to the Liquidation Trust for the benefit of the holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims and/or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9, as (a) a transfer of the assets of the Liquidation Trust directly to the holders of Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 (to the extent of the value of their respective share in the applicable assets), followed by (b) the transfer by such holders to the Liquidation Trust of the Assets of the Liquidation Trust (to the extent of the value of their respective share in the applicable assets) in exchange for the beneficial interests in the Liquidation Trust.  Accordingly, the holders of such Administrative Claims, Priority Tax Claims, Fee Claims, and Allowed Claims or Interests in Class 1, Class 2, Class 3, Class 4, Class 5 and Class 6, and to the extent provided in Section 5.11 of the Plan, Class 7, Class 8 and Class 9 shall be treated for federal income tax purposes as the grantors and owners of their respective share, if any, of the Assets of the Liquidation Trust.

(ii)           Tax Reporting.  The Liquidation Trust shall file returns for the Liquidation Trust, except with respect to the Disputed Claims Reserve, as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and in accordance with this Section 7.01.  Except with respect to the holders of Claims in Class 6, within a reasonable time following the end of the taxable year, the Liquidation Trustee shall send to each holder of a beneficial interest appearing on its record during such year, a separate statement setting forth such holder’s share of items of income, gain, loss, deduction or credit and each such holder shall report such items on their federal income tax returns; provided, however, that no such statement need be sent to any beneficiaries that are not expected to receive any Distribution from the Liquidation Trust.  The Liquidation Trustee may provide each such holder of a beneficial interest with a copy of the Form 1041 for the Liquidation Trust (without attaching any other holder’s Schedule K-1 or other applicable information form) along with such holder’s Schedule K-1 or other applicable information form in order to satisfy the foregoing requirement.  Holders of Claims in Class 6 shall receive a statement setting forth the holder’s share of items of income, gain, loss, deduction or credit in accordance with the applicable policies and procedures of the Depository Trust Company and all holders of Claims in Class 6 shall report such items on their federal income tax returns.  The Liquidation Trustee shall allocate the taxable income, gain, loss, deduction or credit of the Liquidation Trust with respect to each holder of a beneficial interest to the extent required by applicable law.

As soon as possible after the Effective Date, the Liquidation Trust shall make a good faith valuation of assets of the Liquidation Trust, and such valuation shall be used consistently by all parties for all federal income tax purposes.  The Liquidation Trust also shall file (or cause to be filed) any other statements, returns, or disclosures relating to the Liquidation Trust that are required by any Governmental Unit for taxing purposes.

The Liquidation Trust shall file all income tax returns with respect to any income attributable to the Disputed Claims Reserve and shall pay the federal, state and local income taxes attributable to the Disputed Claims Reserve, based on the items of income, deduction, credit or loss allocable thereto.

The Liquidation Trust may request an expedited determination of Taxes of the Debtors or of the Liquidation Trust, including the Disputed Claims Reserve, under Bankruptcy Code Section 505(b) for all returns filed for, or on behalf of, the Debtors and the Liquidation Trust for all taxable periods through the dissolution of the Liquidation Trust.

The Liquidation Trust shall be responsible for filing all federal, state, local and foreign tax returns for the Debtors and the Liquidation Trust.  The Liquidation Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions made by the Liquidation Trust shall be subject to any such withholding and reporting requirements.

(iii)          Payment of Taxes. The Liquidation Trust shall be responsible for payments of all Allowed tax obligations of the Debtors including Priority Tax Claims and Administrative Claims, and any taxes imposed on the Liquidation Trust or its Assets, including the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Liquidation Trust as a result of the resolutions of such Disputed Claims.

(g)           Term of Liquidation Trust. The Liquidation Trustee shall be discharged and the Liquidation Trust shall be terminated, at such time as (i) all Disputed Claims have been resolved, (ii) all of the Assets of the Liquidation Trust have been liquidated, (iii) all duties and obligations of the Liquidation Trustee under the Liquidation Trust Agreement have been fulfilled, (iv) all distributions required to be made by the Liquidation Trust under the Plan and the Liquidation Trust Agreement have been made, and (v) each of the Chapter 11 Cases of the Debtors has been closed; provided, however, that in no event shall the Liquidation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the assets of the Liquidation Trust.

(h)           The Liquidation Trust Oversight Committee.

(i)            Appointment of the Liquidation Trust Oversight Committee.  On the Effective Date, the Liquidation Trust Oversight Committee shall be formed pursuant to the Liquidation Trust Agreement.  The Liquidation Trust Oversight Committee shall be comprised of no more than three (3) members, all of whom shall be selected by the Official Creditors’ Committee.

(ii)           Authority of the Liquidation Trust Oversight Committee.  The Liquidation Trust Oversight Committee shall have the rights and responsibilities provided for in the Liquidation Trust Agreement.  The Liquidation Trustee shall report all material matters (as described in the Liquidation Trust Agreement) to and seek approval for all material decisions (as described in the Liquidation Trust Agreement) from the Liquidation Trust Oversight Committee.

Section 7.02          Investigations Aiding Administration of the Estates.

The Plan is predicated on the understanding, and constitutes an acknowledgment by all parties-in-interest, that the preservation for the Liquidation Trust of any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 is necessary and relevant to the Chapter 11 Cases.  Accordingly, any and all rights to conduct investigations pursuant to Bankruptcy Rule 2004 held by the Debtors prior to the Effective Date shall vest with the Liquidation Trust and shall continue until dissolution of the Liquidation Trust, as if neither the Confirmation Date nor the Effective Date had occurred.

Section 7.03          Prosecution and Resolution of Estate Causes of Action.

(a)           The Liquidation Trust’s Exclusive Authority to Pursue, Settle, or Abandon Estate Causes of Action.  From and after the Effective Date, prosecution and settlement of all Estate Causes of Action, including Avoidance Actions, shall be the sole responsibility of the Liquidation Trust pursuant to this Plan and the Confirmation Order.  From and after the Effective Date, the Liquidation Trust shall have exclusive rights, powers, and interests of the Estates to pursue, settle or abandon such Estate Causes of Action as the sole representative of the Estates pursuant to Bankruptcy Code Section 1123(b)(3).  All Estate Causes of Action, including Avoidance Actions, are reserved and preserved to the extent set forth in this Plan and shall not be impacted or affected in any way by deemed consolidation of the Estates as provided in Article II.

(b)           Settlement of Estate Causes of Action.  Settlement by the Liquidation Trust of any Estate Cause of Action shall require:  (i) approval only of the Liquidation Trustee, if the amount claimed by the Liquidation Trust against a defendant is less than two million five hundred thousand dollars ($2,500,000); (ii) approval only of the Liquidation Trustee and the Liquidation Trust Oversight Committee, if the amount claimed by the Liquidation Trust against a defendant is more than two million five hundred thousand dollars ($2,500,000) but less than five million dollars ($5,000,000); and (iii) approval of the Liquidation Trustee, the Liquidation Trust Oversight Committee, and the Bankruptcy Court, if the amount claimed by the Liquidation Trust against a defendant is unliquidated or equals to or exceeds five million dollars ($5,000,000).

Section 7.04          Cancellation of Documents.  On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, debentures, certificates and other documents evidencing Claims and Interests in a Debtor or the Debtors including, without limitation, the Senior Notes, the Subordinated Notes and the B456 Interests, shall, with respect to the Debtors, be canceled and deemed rejected and terminated.  Notwithstanding anything to the contrary in the Plan, (i) the Senior Notes Purchase Agreement and the Subordinated Notes Indenture shall, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), continue in full force and effect (to the extent of and consistent with their terms) notwithstanding the occurrence of the Effective Date and any and all rights, obligations, claims and defenses arising thereunder and related thereto, respecting parties other than the Debtors and the Liquidation Trust (and their successors and assigns), shall remain in full force and effect without waiver, including, but not limited to, the Subordinated Notes Indenture Trustee’s rights to maintain or assert any contractual right of priority or Charging Lien it may have under the Subordinated Notes Indenture with respect to Distributions pursuant to the terms of the Plan for any reasonable fees and expenses incurred by the Subordinated Notes Indenture Trustee under the Subordinated Notes Indenture following the Effective Date, and (ii) the Continuing Obligations shall continue against the Debtors and the Liquidation Trust to the extent of, and consistent with, the Payoff Letter notwithstanding the occurrence of the Effective Date subject to the limitations set forth in Section 8.05 below.

Notwithstanding the foregoing and anything else contained in the Plan, the Subordinated Notes Indenture will continue in effect for purposes of permitting (i) distributions to be made pursuant to the Subordinated Notes Indenture in accordance with the Plan, Confirmation Order, and Liquidation Trust Agreement, and for the Subordinated Notes Indenture Trustee to perform such necessary functions with respect thereto, (ii) the Subordinated Notes Indenture Trustee to enforce its rights and those of the Subordinated Noteholders under the Plan, Confirmation Order, and Liquidation Trust Agreement in the Chapter 11 Cases and any appeals, and (iii) the Subordinated Notes Indenture Trustee to assert, in accordance with the terms of the Plan, Confirmation Order, and Liquidation Trust Agreement, any right to indemnification, contribution or other claim it may have under the Subordinated Notes Indenture relating to (a) distributions to be made pursuant to the Subordinated Notes Indenture in accordance with the Plan, Confirmation Order, and Liquidation Trust Agreement, (b) any necessary functions performed by the Subordinated Notes Indenture Trustee with respect thereto, and (c) any actions taken by the Subordinated Notes Indenture Trustee to enforce its rights and those of the Subordinated Noteholders under the Plan, Confirmation Order, and Liquidation Trust Agreement, subject to any and all defenses the Debtors and the Liquidation Trustee may have under the Plan and applicable law to any such asserted right of claims; provided, however, that the Liquidation Trustee shall not be required to reserve any amounts on account of any such potential claims or on account of any Subordinated Notes Indenture Trustee Expenses that may be satisfied from the Charging Lien after the Effective Date.

Once the Subordinated Notes Indenture Trustee has completed performance of all of its duties set forth in this Plan or in connection with any distributions to be made under this Plan, if any, the Subordinated Notes Indenture Trustee, and its successors and assigns, shall be relieved of all obligations under the Subordinated Notes Indenture.

Section 7.05          Termination of Official Creditors’ Committee.  Except with respect to the filing or review of Final Fee Applications, the appointment of the Official Creditors’ Committee shall terminate on the Effective Date, and the members of the Official Creditors’ Committee (solely in their capacities as such) shall be released and discharged from all further rights and duties arising from or related to such roles in the Chapter 11 Cases.

Section 7.06          Filing of Monthly and Quarterly Reports and Payment of Statutory Fees.  The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Liquidation Trustee.  All Statutory Fees with respect to the period prior to the Effective Date shall be paid by the Debtors in Cash on the Effective Date or other required payment date.  With respect to the period after the Effective Date, the Liquidation Trustee shall be obligated to pay quarterly Statutory Fees to the Office of the United States Trustee and such obligation shall continue until such time as a particular Chapter 11 Case is closed, dismissed or converted.

Section 7.07          Termination of Boards and Officers.  Notwithstanding anything to the contrary in the Plan, on and after the Effective Date, the respective Boards of Directors of B456, B456 Securities and Grid Storage shall be terminated and all of the officers and directors of B456, B456 Securities and Grid Storage, to the extent they have not already done so, shall be deemed to have resigned from their respective positions with B456, B456 Securities or Grid Storage, as applicable.  Following the Confirmation Date and prior to the occurrence of the Effective Date, the then-current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the actions provided for in this Plan.  Following the Effective Date, the officers and directors of Reorganized B456 and Reorganized Grid Storage shall be appointed by the Wanxiang Equity Designee.  The initial officer and director of Reorganized B456, following the Effective Date, shall be Daniel Li.  Immediately following the Effective Date, Reorganized Grid Storage will be a member-managed LLC and will not have any officers or directors.  The Wanxiang Equity Designee will be the sole member of Reorganized Grid Storage.

Section 7.08          Dissolution of B456 Securities.  As soon as practicable after the Effective Date, B456 Securities will be dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith.  Pursuant to Bankruptcy Code Section 1142(b), the Liquidation Trustee shall be authorized to file and shall file with the official public office for keeping corporate records in B456 Securities’ state of incorporation a certificate of dissolution or equivalent document, and may take any other action before any state governmental body or court that the Liquidation Trustee deems to be necessary or appropriate to complete the dissolution and winding-up including, but not limited to, any actions contemplated in Sections 275-283 of the General Corporation Law of the State of Delaware (the “DGCL”).  For purposes of the preceding sentence, this Plan shall constitute a plan of distribution as contemplated in the DGCL.  The certificate of dissolution or equivalent document may be executed by the Liquidation Trustee without need for any action or approval by the shareholders or Board of Directors of any Debtor.  From and after the Effective Date, B456 Securities (a) for all purposes shall be deemed to have withdrawn its business operations from any state in which it was previously conducting, or is registered or licensed to conduct, its business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, (b) shall be deemed to have cancelled pursuant to this Plan all Interests, and (c) shall not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on or after the Effective Date.  For the avoidance of doubt, the dissolution of B456 Securities shall not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement.

Section 7.09          Closing of Certain of the Debtors’ Chapter 11 Cases. At the Confirmation Hearing, the Debtors shall seek entry of separate orders providing that the Chapter 11 Cases of B456 Securities and Grid Storage shall be closed for all purposes as of the filing of the notice of Effective Date.  For the avoidance of doubt, the closing of such cases shall not have any effect, in any manner, on the Estate Causes of Action that the Liquidation Trustee may assert in accordance with the Plan and the Liquidation Trust Agreement. The jointly-administered case of B456, identified as Case No. 12-12859 (KJC) (the “Main Case”) shall remain open and subject to the provisions of this Section 7.09. Notwithstanding anything to the contrary in the Bankruptcy Rules providing for earlier closure of the Main Case, when all Assets contributed to the Liquidation Trust in accordance with Section 7.01(d) above have been liquidated and converted into Cash (other than those Assets abandoned by the Liquidation Trust), and such Cash has been distributed in accordance with the Liquidation Trust Agreement and this Plan, the Liquidation Trustee shall seek authority from the Bankruptcy Court to close the Main Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

Section 7.10          Dismissal of the Derivative Actions.  As soon as practicable after the Effective Date, the Liquidation Trustee is directed to take all necessary actions to resolve and otherwise obtain the dismissal of the Derivative Actions.  The Liquidation Trustee shall provide evidence of the dismissal of the Derivative Actions to the Claims Agent.  Upon receipt of such evidence, the Claims Agent shall expunge from the official claims register the following Proofs of Claim filed by certain former directors of the Debtors on account of indemnification obligations allegedly owed to them by the Debtors in connection with the Derivative Actions: (a) Gururaj Deshpande (Claim No. 509); (b) Arthur L. Goldstein (Claim No. 425); (c) Gary E. Haroian (Claim No. 479); (d) Mark M. Little (Claim No. 560); and (e) Paul Jacobs (Clam No. 657).

Section 7.11          INTENTIONALLY OMITTED

Section 7.12          Subordinated Notes Indenture Trustee Expenses.  On the Effective Date, the Debtors or the Liquidation Trustee, as appropriate, shall pay the Subordinated Notes Indenture Trustee up to $275,000 in full, in Cash, on account of documented Subordinated Notes Indenture Trustee Expenses actually incurred.  Subject to the indefeasible payment of all amounts provided for under this Section, all Charging Liens of the Subordinated Notes Indenture Trustee under the Subordinated Notes Indenture shall be forever released and discharged solely with respect to any and all Subordinated Notes Indenture Trustee Expenses incurred prior to the Effective Date, provided that the Effective Date occurs within forty-five (45) days after the Confirmation Date.

The Liquidation Trustee shall be permitted to pay any reasonable fees and expenses incurred by the Subordinated Notes Indenture Trustee under the Subordinated Notes Indenture following the Effective Date upon review of reasonably substantiating documents in support of the requested fees and expenses.  Notwithstanding anything else contained in the Plan to the contrary, nothing herein shall affect the Subordinated Notes Indenture Trustee’s right to maintain or assert any contractual right of priority or Charging Lien it may have under the Subordinated Notes Indenture with respect to Distributions made in accordance with the Plan, Confirmation Order, and Liquidation Trust Agreement, for any reasonable fees and expenses incurred by the Subordinated Notes Indenture Trustee under the Subordinated Notes Indenture following the earlier of (a) the Effective Date or (b) forty-five (45) days after the Confirmation Date.

Section 7.13          Corporate Authorization.  On the Effective Date, all matters provided for under this Plan that would otherwise require approval of the stockholders, directors, members or managers of one or more of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the Debtors are organized, without any requirement of further action by the stockholders, directors, members, or managers of the Debtors.  After the Effective Date, to the extent necessary, the Liquidation Trustee shall have all authority to address any and all matters that would have required the approval of, and to act on behalf of, the stockholders, directors, members or managers of one or more of the Debtors.

From and after the Effective Date, the holders of the New Equity in Reorganized B456 and Reorganized Grid Storage may take any and all necessary or appropriate actions to appoint directors, officers and/or managers of Reorganized B456 and Reorganized Grid Storage consistent with the charter, articles of incorporation, operating agreements and/or bylaws of Reorganized B456 and Reorganized Grid Storage, subject to any limitations in applicable non-bankruptcy law.  On the Effective Date, the charter of Reorganized B456 and operating agreement of Reorganized Grid Storage shall be deemed amended to include a provision prohibiting the issuance of nonvoting equity securities pursuant to Bankruptcy Code Section 1123(a)(6).  The Debtors, Reorganized B456 and Reorganized Grid Storage may prepare, execute and/or file with the Delaware Secretary of State and other state governmental authorities having jurisdiction over the Debtors such amendments of their respective charters, articles of incorporation, operating agreements and/or bylaws as may be necessary or appropriate under applicable non-bankruptcy law to effectuate such amendments.

Section 7.14          Effectuating Documents and Further Transactions.  Prior to the Effective Date, the Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.  After the Effective Date, the Liquidation Trust shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.

Section 7.15          Issuance of New Equity.  The issuance of the New Equity is authorized without the need for any further corporate action or without any further action by a holder of Claims or Interests.  On the Effective Date, the New Equity shall be issued to the Wanxiang

Equity Designee in accordance with the terms of the Asset Disposition Agreement.  The New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.  Reorganized B456 and Reorganized Grid Storage shall not be obligated, and do not intend, to list the New Equity on a national securities exchange.

Section 7.16          Section 1145 Exemption.  Pursuant to Bankruptcy Code Section 1145, the offering, issuance and distribution of the New Equity contemplated by the Plan and all agreements incorporated herein shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities.

Section 7.17          Vesting of Retained Assets.  On the Effective Date, the Retained Assets shall vest in Reorganized B456 or Reorganized Grid Storage,  as applicable, free and clear of all Liens, Claims, charges or other encumbrances.  Neither the occurrence of the Effective Date, nor the effectiveness of this Plan, nor any provision of applicable non-bankruptcy law requiring the dissolution of any business entity upon the cancellation or extinguishment of all equity interests or the termination of the sole remaining equity interest holder, shall cause a dissolution of Reorganized B456 or Reorganized Grid Storage.  The respective articles or certificate of incorporation, bylaws, or operating agreements (or other applicable formation documents) in effect prior to the Effective Date for B456 and Grid Storage shall continue to be in effect after the Effective Date, except as amended pursuant to the Plan, or as otherwise amended as permitted by Reorganized B456’s or Reorganized Grid Storage’s charter, articles of incorporation, operating agreement and/or bylaws.  For the avoidance of doubt, Reorganized B456 and Reorganized Grid Storage shall retain all the powers of corporations or limited liability companies under applicable non-bankruptcy law, and nothing contained in the Plan shall prejudice any right of Reorganized B456 or Reorganized Grid Storage to amend their charter or operating agreement, dissolve, merge or convert into another form of business entity, or to alter or terminate their existence.

On and after the Effective Date, Reorganized B456 and Reorganized Grid Storage may operate their business and may use, acquire or dispose of property and compromise or settle any Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Section 7.18          Corporate Existence.  Except as otherwise provided herein, Reorganized B456 and Reorganized Grid Storage shall continue to exist after the Effective Date as separate entities in accordance with the applicable law in the respective jurisdictions in which they are formed and pursuant to their respective certificates of incorporation (or similar organizational documents) and bylaws in effect before the Effective Date, except to the extent such certificate of incorporation (or similar organizational documents) and bylaws are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state law).

ARTICLE VIII

EXECUTORY CONTRACTS AND LEASES

Section 8.01          Rejection of Contracts and Leases.  Pursuant to the Sale Orders, the Bankruptcy Court established deadlines and procedures for the Debtors to assume executory contracts or unexpired leases designated by Navitas and Wanxiang America and/or Wanxiang Designee, respectively and, in accordance with such procedures, the Debtors assumed and assigned and rejected numerous executory contracts and unexpired leases.  Subject to Section 8.04 of the Plan, each executory contract or unexpired lease of the Debtors (other than executory contracts or unexpired leases constituting Retained Assets) that has not expired by its own terms prior to the Effective Date, and that (a) has not been assumed, assumed and assigned, or rejected pursuant to such process or by order of the Bankruptcy Court during the Chapter 11 Cases prior to the Effective Date, (b) is not the subject of a motion to assume or a motion or permitted notice to assume and assign in each case filed as of the Effective Date, shall be deemed rejected pursuant to Bankruptcy Code Section 365 as of the Effective Date.  The Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving the rejection of such executory contract or unexpired lease.  Any executory contract or unexpired lease that has been assumed by the Debtors but not assigned to any other party (including Wanxiang Designee or Navitas), except to the extent such executory contract is or relates to a Retained Asset, shall be transferred to the Liquidation Trust on the Effective Date unless expressly provided for otherwise in an order of the Bankruptcy Court, and the Liquidation Trust shall thereafter have all rights and obligations of the Debtors under such assumed contract or lease.  In accordance with Section 7.17 hereof, (i) any executory contract of B456 that is a Retained Asset shall vest in Reorganized B456 on the Effective Date and (ii) any executory contract of Grid Storage that is a Retained Asset shall vest in Reorganized Grid Storage on the Effective Date.

Section 8.02          Bar Date For Rejection Damages.  If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Estates, the Liquidation Trust, their successors or properties, unless a Proof of Claim filed with the Claims Agent and served on the Liquidation Trust within twenty-five (25) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease, which may include, if applicable, the Confirmation Order.  Any such timely filed claim shall be classified in Class 4.

Section 8.03          Continuing Obligations of Certain Third Parties to the Debtors.  Continuing obligations of third parties to the Debtors under insurance policies, contracts, or leases that have otherwise ceased to be executory or have otherwise expired on or prior to the Effective Date, including, without limitation, continuing obligations to pay insured claims, to defend against and process claims, to refund premiums or overpayments, to provide indemnification, contribution or reimbursement, to grant rights of first refusal, to maintain confidentiality, or to honor releases, shall continue and shall be binding on such third parties notwithstanding any provision to the contrary in the Plan, unless otherwise specifically terminated by the Debtors or by order of Bankruptcy Court. The deemed rejection provided by Section 8.01 of the Plan shall not apply to any such continuing obligations.

Section 8.04          Treatment of Certain Insurance Policies.  To the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtors or a third party on behalf of the Debtors is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy shall be treated as though it is an executory contract that is assumed pursuant to Bankruptcy Code Section 365 under the Plan. Any and all Claims (including cure Claims) arising under or related to any insurance policies or related insurance agreements that are assumed by the Debtors prior to or as of the Effective Date: (a) shall not be discharged; (b) shall be Allowed Administrative Claims; and (c) shall be paid in full as set forth in Section 4.01(b) of the Plan.

Section 8.05          Payoff Letter.     The Payoff Letter that was entered into by B456 on January 29, 2013 shall be deemed assigned by B456 to the Liquidation Trust on the Effective Date and the Liquidation Trust shall continue to perform under the terms of the Payoff Letter, including, without limitation, in respect of the Continuing Obligations; provided, however, that the total amount reserved for the Continuing Obligations shall be limited to $250,000, with such obligations expiring eighteen (18) months after the Effective Date.

ARTICLE IX

DISPUTED, CONTINGENT AND
UNLIQUIDATED CLAIMS AND INTERESTS

Section 9.01          Objections to Claims and Interests.  .

(a)           The Claims/Interest Objection Deadline shall be the first Business Day that is one hundred twenty (120) days after the Effective Date unless such date is extended by the Bankruptcy Court upon motion of the Liquidation Trustee; provided, however, that the last date for filing Avoidance Actions against a holder of a Claim or Interest shall be the date established by Bankruptcy Code Section 546(a) and the last day for asserting any other Estate Cause of Action shall be the last day of the applicable statute of limitations therefor provided under applicable non-bankruptcy law, as such period may have been extended by Bankruptcy Code Section 108 or any other section of the Bankruptcy Code or other applicable law; provided further, however, that no Entity or Person (including the Liquidation Trust, any holder of Claims, or any holder of Interests) may file an objection to any Claim deemed Allowed by the Plan, and any such objection shall be deemed null and void.  Notwithstanding any of the foregoing, the Liquidation Trust may request from the Bankruptcy Court one or more extensions of the Claims/Interest Objection Deadline, which extended date shall become the new Claims/Interest Objection Deadline.

(b)           With the exception of objections filed by the Debtors or the Official Creditors’ Committee before the Effective Date, the Liquidation Trust shall have the exclusive responsibility for reviewing and objecting to the Allowance of any Claim or Interest filed in the Chapter 11 Cases. In the event that any objection filed by the Debtors or the Official Creditors’ Committee remains pending as of the Effective Date, the Liquidation Trustee shall be deemed substituted for the Debtors or the Official Creditors’ Committee, as applicable, as the objecting party.  All objections shall be litigated to a Final Order; provided, however, that the Liquidation Trust may compromise and settle any objections to Claims or Interests, subject to the provisions of this Article IX without further order of the Bankruptcy Court; provided further, however, that distributions may be made to a holder of a Claim or Interest prior to the expiration of the Claims/Interests Objection Deadline if the Liquidation Trust reasonably believes that no basis exists for objection to such holder’s Claim or Interest.  Notwithstanding the foregoing, nothing in this Plan shall be interpreted to operate as a waiver or release of (i) any right that any party-in-interest may have to object to (a) any Claim or Interest through the Effective Date or (b) any Fee Claim after the Effective Date; or (ii) any objection to Claims or Interests pending as of the Effective Date, regardless of whether such objection was brought by the Debtors or any other party-in-interest.

(c)           Objections to Claims or Interests not otherwise deemed Allowed by the Plan shall not be subject to any defense, including, without limitation, res judicata, estoppel or any other defense because of the confirmation of the Plan.  Additionally, the rights of the Liquidation Trust to amend, modify or supplement any objection to a particular Claim or Interest to include relief pursuant to Bankruptcy Code Section 502(d) are hereby preserved.

Section 9.02          Estimation of Claims or Interests.  Through the Claims/Interests Objection Deadline, the Liquidation Trust may request that the Bankruptcy Court enter an Estimation Order fixing the value of, pursuant to Bankruptcy Code Section 502(c), any contingent or unliquidated Claim or Interest, or Equitable Right to Payment, regardless of whether a Debtor has previously objected to such Claim, Interest or Equitable Right to Payment, provided that a Final Order or unstayed order has not previously been entered by the Bankruptcy Court with respect to such Claim, Interest or Equitable Right to Payment or any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim or Interest or Equitable Right to Payment at any time during litigation concerning any objection to any contingent or unliquidated Claim or Interest or Equitable Right to Payment, including during the pendency of any appeal relating to any such objection.  In the event that the Bankruptcy Court enters an Estimation Order estimating any contingent or unliquidated Claim or Interest or Equitable Right to Payment, the amount of such estimation will constitute either the Allowed amount of such Claim, Interest or Equitable Right to Payment or a maximum limitation on such Claim, Interest or Equitable Right to Payment, as determined by the Bankruptcy Court in the absence of a stay of such order pending appeal.  If a Claim has been estimated for an amount less than the Face Amount and the Claim holder has obtained a stay pending appeal, the Liquidation Trust must reserve for the Face Amount of such Claim pending resolution of such appeal.  If the estimated amount constitutes a maximum limitation on such Claim, Interest or Equitable Right to Payment, the Liquidation Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim, Interest or Equitable Right to Payment.  All of the aforementioned Claims, Interests and Equitable Right to Payment objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Claims, Interests and Equitable Rights to Payment may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

Section 9.03          Amendments to Claims or Interests.  After the Confirmation Date, a Claim or Interest may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the holder of such

Claim or Interest solely to decrease, but not to increase, unless otherwise provided by the Bankruptcy Court, the amount, number or priority.

Section 9.04          Authority To Settle Disputed Claims or Interests.  From and after the Effective Date, the Liquidation Trust shall be authorized with respect to those Claims or Interests that are not Allowed by Final Order, pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Section 105(a), to compromise and settle Disputed Claims with a Disputed amount in excess of two million five hundred thousand dollars ($2,500,000), upon Bankruptcy Court approval of such settlement.  Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, the Liquidation Trust may settle or compromise any Disputed Claim with a Disputed amount of two million five hundred thousand dollars ($2,500,000) or less without approval of the Bankruptcy Court..

Section 9.05          No Recourse.  Notwithstanding that the Allowed amount of any particular Disputed Claim or number of Disputed Interests is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is Allowed in an amount or number for which there is insufficient value in the relevant fund or reserve to provide a recovery equal to that received by other holders of Allowed Claims or Interests in the relevant Class, with respect to such Claim or Interest no holder shall have recourse to the Retained Assets, Reorganized B456, Reorganized Grid Storage, the Liquidation Trust, the Estates, the Debtors, any member thereof, any of their professionals, the holder of any other Claim or Interest, or any of their respective property.  However, nothing in the Plan shall modify any right of a holder of a Claim or Interest under Bankruptcy Code Section 502(j).  Thus, the Bankruptcy Court’s entry of an estimation order may limit the Distribution to be made on individual Disputed Claims or Interests, regardless of the amount or number finally Allowed on account of such Disputed Claims or Interests.

ARTICLE X

PROVISIONS GOVERNING DISTRIBUTIONS

Section 10.01       Delivery of Distributions Generally.

Distributions to holders of Allowed Claims (other than holders of Allowed Subordinated Notes Claims) shall be made by the Disbursing Agent, assuming the availability of funds and the economic feasibility of Distributions, at such time as required by the Plan: (a) at the addresses set forth in the Proofs of Claim or Requests for Payment by such holders; (b) at the addresses set forth in any written notices of address change Filed or delivered after the date on which any related Proof of Claim or Request for Payment was Filed to (i) if such notice is Filed or delivered on or prior to the Effective Date, the Debtors and the Claims Agent or (ii) if such notice is Filed or delivered after the Effective Date, the Liquidation Trustee and the Claims Agent; or (c) at the addresses reflected in the Schedules relating to the applicable Allowed Claim if no Proof of Claim has been Filed and none of the Debtors or the Liquidation Trustee and the Claims Agent have received a written notice of a change of address.

Section 10.02       Distributions Through the Subordinated Notes Indenture Trustee.

Distributions for the benefit of the holders of Allowed Claims in Class 6 shall be made to the Subordinated Notes Indenture Trustee in accordance with such instructions as the Subordinated Notes Indenture Trustee shall provide to the Debtors or the Liquidation Trustee, as appropriate.  The Subordinated Notes Indenture Trustee shall, in turn, promptly administer the Distributions to the beneficial holders of Allowed Claims in Class 6 in accordance with the Plan and the Subordinated Notes Indenture.  Distributions made by the Subordinated Notes Indenture Trustee in accordance with the Plan shall not be made with regard to any distribution record date provided for under Section 10.11 of this Plan, but rather shall be accomplished in accordance with the Subordinated Notes Indenture and the policies and procedures of the Depository Trust Company, if applicable.  The Subordinated Notes Indenture Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; in the event that such party is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Distributions to the holders of Allowed Claims in Class 6.  The Liquidation Trustee shall pay in the ordinary course upon the presentation of invoices by the Subordinated Notes Indenture Trustee the reasonable fees and expenses incurred by the Subordinated Notes Indenture Trustee in making such Distributions.

Section 10.03       Provisions Concerning Disputed Claims Reserve.

(a)           Establishment of Disputed Claims Reserve.  On the Initial Distribution Date for any particular Class of Claims, and in connection with making all distributions required to be made under the Plan, the Liquidation Trustee shall establish one reserve fund solely from assets allocable to, or retained on account of, Disputed Claims (the “Disputed Claims Reserve”) for Cash distributions pertaining to each Disputed Claim in each relevant Class, as necessary pursuant to the Plan. All Cash distributed into the Disputed Claim Reserve shall be maintained in one or more interest-bearing accounts at a qualified institution, consistent with the Liquidation Trust Agreement.

(b)           Amounts to Be Reserved.  On the Initial Distribution Date and on any subsequent interim distribution date, the Liquidation Trustee shall reserve (i) with respect to each Disputed Claim that is liquidated, the Ratable proportion of all Cash allocated for distribution on account of such Disputed Claim based upon the Face Amount of each such Disputed Claim, or such lesser amount as may be agreed to in writing by the holder of the Claim and the Liquidation Trustee or as may be determined by the Bankruptcy Court, as applicable, or (ii) with respect to each Disputed Claim that is unliquidated (including any unliquidated fees, penalties, charges or other similar amounts), such amount as shall be sufficient, as either (a) determined by order of the Bankruptcy Court upon motion of the Liquidation Trustee seeking a determination as to the appropriate amount to reserve, or (b) agreed to in writing by the holder of the Claim and the Liquidation Trustee as the maximum amount that could be owed in the event the Claim were ultimately Allowed.  All Cash allocable to the Disputed Claims in the relevant Class hereunder shall be distributed by the Liquidation Trustee to the relevant Disputed Claim Reserve on the Initial Distribution Date (or such other date on which distributions for any particular Class of Claims are made pursuant to the Plan).

(c)           Distributions.  Unless otherwise required by the applicable treatment provisions of the Plan (including with respect to Administrative Claims, Fee Claims, Priority Tax Claims, Remaining Secured Claims, Priority Non-Tax Claims, and Convenience Claims) payments on any Disputed Claim or, if applicable Disputed Interest, that becomes an Allowed Claim or Allowed Interest shall be distributed on the first Interim Distribution Date after the Claim or, if applicable Interest, is Allowed.  Distributions shall be made only to the extent of the aggregate distributions that the holder of any such Allowed Claim or Allowed Interest would have received had such Claim or Interest been Allowed as of the Effective Date less any taxes paid with respect to amounts held in the Disputed Claims Reserve.

(d)           Termination of Disputed Claim Reserve.  Each Disputed Claim Reserve shall be closed and extinguished by the Liquidation Trustee when all distributions and other dispositions of Cash or other property required to be made therefrom under the Plan and the Liquidation Trust Agreement have been made.  Upon closure of a Disputed Claim Reserve, all Cash and other property held in that Disputed Claim Reserve shall revest in the Liquidation Trust and such Cash and property shall first be Ratably distributed to the other holders of Allowed Claims in the Class in respect of which such Disputed Claims Reserve was created (or with respect to Classes 4, 5 and 6 the shared entitlement to such amounts to ensure the same Pro Rata allocation), except as otherwise provided in Article V of the Plan, and once the Claims in such Class are paid in full, shall be distributed to holders of Allowed Claims in the order of the priority established by the Plan.

Section 10.04       Transmittal of Distributions and Notices.  Any property or notice that an Entity or Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Entity or Person’s Distribution Address (or, in the case of the Subordinated Notes to the Subordinated Notes Indenture Trustee).  Property distributed in accordance with this Section shall be deemed delivered to such Entity or Person regardless of whether such property is actually received by that Entity or Person.  A holder of a Claim or Interest may designate a different Distribution Address by notifying, after the Effective Date, the Liquidation Trustee and the Claims Agent of that address in writing.  Such notification shall be effective only upon receipt.  The address of the Liquidation Trust shall be identified in the Liquidation Trust Agreement and may be changed by the Liquidation Trust upon filing a notice of such address change with the Bankruptcy Court, which notice shall be delivered to all parties entitled to notice under Bankruptcy Rule 2002.  Notwithstanding the foregoing, Distributions to the Subordinated Notes Indenture Trustee shall be made in accordance with the provisions of Section 10.02 of the Plan.

Section 10.05       Setoffs.  The Liquidation Trust may, but shall not be required to, setoff against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Estates or the Liquidation Trust may have against the Claim holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Liquidation Trust of any such claim it may have against such Claim holder.  Holders of Allowed Claims retain whatever rights to setoff they are otherwise entitled to assert under Bankruptcy Code Section 553..

Section 10.06       Withholding and Reporting Requirements.  In connection with the Plan and all distributions hereunder, the Liquidation Trustee shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Liquidation Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

Section 10.07       Postpetition Interest on Claims. Unless otherwise specifically provided for in the Plan or the Confirmation Order, postpetition interest shall not accrue or be paid on Claims or, if applicable, Interests, and no holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid upon any Claim or, if applicable, Interest in respect of the period from the Effective Date to the date a final Distribution is made thereon if and after such Claim becomes an Allowed Claim.  No holder of a Claim shall be entitled to receive interest earned on a Disputed Claims Reserve.

Section 10.08       Undeliverable Distributions. No Distributions shall be made with respect to Unclaimed Property.  Any Distribution that is determined to be Unclaimed Property shall be transferred to or retained in the LT Distribution Account for further disposition in accordance with the Plan.  Nothing contained in the Plan shall require the Liquidation Trustee to attempt to locate any holder of an Allowed Claim.

Section 10.09       Allocation of Plan Distributions between Principal and Interest.  To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

Section 10.10       Disputed Identity of Holder.  If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidation Trust may, in lieu of making such Distribution to such Entity or Person, make such Distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute; provided, however, that if the dispute remains unresolved by Final Order for an unreasonable period of time, the Liquidation Trust may request that the Bankruptcy Court order that the property that is the subject of the dispute shall irrevocably become Unclaimed Property..

Section 10.11       Transfers of Claims and Interest/Distribution Record Date.  As of the Effective Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the holders of record of any of the Claims or Interests.  No party, including but not limited to the Liquidation Trust, shall have any obligation to recognize any transfer of the Claims or Interests occurring after the Effective Date unless notice of the transfer of such Claim or Interest, in form and substance satisfactory to the Liquidation Trust shall have been received by the Liquidation Trust, as appropriate, prior to the Effective Date.  Subject to the immediately preceding sentence, only those holders of record stated on the transfer ledgers as of the close of business on the Effective Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

Section 10.12       Method of Cash Distributions.  Any Cash payment to be made by the Liquidation Trust pursuant to the Plan may be made, at the sole discretion of the Liquidation

Trust, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law.  Any payment or distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day..

Section 10.13       De Minimis Distributions.  No Cash payment in an amount less than fifty dollars ($50.00) shall be made by the Liquidation Trust to any holder of a Claim or Interest.  Cash that otherwise would be payable under the Plan but for this Section 10.13 shall be available for use by the Liquidation Trustee to pay Liquidation Trust Operating Expenses and make Distributions.

Section 10.14       Treatment of Unclaimed Property; Remaining Available Cash. Unclaimed Property shall be considered Available Cash and may be used to pay Liquidation Trust Operating Expenses or to fund Distributions under the Plan; provided, however, that the Liquidation Trust shall not be obligated to make Distributions to a Class of Claims or Interests if the amount of the Available Cash is de minimis and is not sufficient to warrant the incurrence of costs in making the Distribution.  In the event the Liquidation Trustee holds Available Cash after all Liquidation Trust Operating Expenses and Distributions are made, such remaining Available Cash shall be distributed to Akshaya Patra, a charitable organization.  Neither Available Cash nor any Claim or any Unclaimed Property attributable to such Claim, shall escheat to any federal, state or local government or other entity.

Section 10.15       No Distribution in Excess of Allowed Amount of Claim.  Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any distribution in excess of the Allowed amount of such Claim, plus postpetition interest thereon to the extent allowed by the Bankruptcy Code and this Plan.  Upon a holder of an Allowed Claim recovering the full amount of its Allowed Claim from another source, it thereafter shall no longer have any entitlement to receive distributions under the Plan..

ARTICLE XI

CONDITIONS PRECEDENT

Section 11.01       Conditions to Confirmation.  The following are conditions precedent to the occurrence of the Confirmation Date, each of which must be satisfied or waived in accordance with Section 11.03 of the Plan:

(a)           the Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and the Official Creditors’ Committee and shall, among other things:

(i)            provide that the Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(ii)           provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

(b)           the Confirmation Order shall have been entered by the Bankruptcy Court.

Section 11.02       Conditions to the Effective Date.  The Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived (if and to the extent permitted by Section 11.03 of the Plan):

(a)           the Confirmation Order shall not then be stayed, vacated, or reversed or shall not have been amended without the agreement of the Debtors and the Official Creditors’ Committee;

(b)           the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

(c)           the Liquidation Trust shall have been established and all Assets of the Estates (other than the Retained Assets), including but not limited to the Estate Causes of Action, shall have been transferred to and vested in the Liquidation Trust free and clear of all Claims and Interests, except as specifically provided in the Plan and the Liquidation Trust Agreement;

(d)           the Liquidation Trustee and the Liquidation Trust Oversight Committee shall have been appointed and assumed their rights and responsibilities under the Plan and the Liquidation Trust Agreement;

(e)           all actions, documents, and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtors and the Official Creditors’ Committee, and such actions, documents, and agreements shall have been effected or executed and delivered.  The Liquidation Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived; and

Section 11.03       Waiver of Certain Conditions.  With the exception of the conditions contained in Sections 11.01(b) and 11.02(a) of the Plan, each of the conditions set forth in Section 11.01 and Section 11.02 of the Plan may be waived in whole or in part by the Debtors without any notice to parties in interest or the Bankruptcy Court and without a hearing, provided, however, that any such waiver shall not be effective without the consent of the Official Creditors’ Committee, which consent shall not be unreasonably withheld.

Section 11.04       Effect of Nonoccurrence of the Conditions to the Effective Date.  If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived in accordance with the Plan on or before the first Business Day that is more than sixty (60) days after the Confirmation Date, or such later date as shall be agreed to by the Debtors and the Official Creditors’ Committee, the Debtors may schedule a status hearing with the Bankruptcy Court.  If the Confirmation Order is ultimately vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute an admission, a waiver, or release of any Claims against or Interests in any of the Estates.

ARTICLE XII

EFFECTS OF CONFIRMATION

Section 12.01       Retention of Causes of Action/Reservation of Rights.  Except as expressly provided for in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to (a) be res judicata or the basis for estoppel of, (b) create any other defense to the prosecution to judgment on the merits of, (c) be a waiver of or (d) be a relinquishment of any Causes of Action, including Avoidance Actions, Estate Causes of Action or Retained Causes of Action, that are left unaltered or unimpaired by the Plan.  On and after the Effective Date, (i) the Liquidation Trust shall have, retain, reserve and be entitled to assert, prosecute, settle or abandon all Estate Causes of Action and (ii) Reorganized B456 and Reorganized Grid Storage shall have, retain, reserve and be entitled to assert prosecute, settle or abandon all Retained Causes of Action.

Section 12.02       Third Party Causes of Action.  Nothing in the Plan is intended to, nor shall be interpreted as, impairing, waiving or otherwise affecting in any way Causes of Action that do not belong to the Estates, including assessments of damages.  Moreover, it is intended that any and all such rights, claims and defenses with respect to any Cause of Action that does not belong to the Estates are reserved expressly, and nothing herein shall constitute a waiver or release with respect to same.

Section 12.03       Compromise of Controversies.  Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness.  The provisions of the Plan, including, without limitation, its injunction, exculpation, release and compromise provisions, are mutually dependent and non-severable.

Section 12.04       Preservation of Insurance.  Notwithstanding anything to the contrary under the Plan, the Plan shall not diminish or impair the enforceability of insurance policies that may cover Claims against the Debtors, the Estates, the Assets or any other Person or Entity.  In no event shall the Liquidation Trust have the right to cancel or limit the coverage available under any insurance policy in existence as of the Effective Date under which the Debtors’ directors, officers, or employees are insured parties.

Section 12.05       Term of Injunctions or Stays.  Until the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect.  After the Effective Date, all injunctions or stays provided for in the Chapter 11 Cases under

Bankruptcy Code Sections 105(a) or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect only to the extent provided in the Plan and in the Confirmation Order.

Section 12.06       Exculpation.  Notwithstanding any other provision of the Plan, none of (a) the Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) the directors, officers, or employees of any of the Debtors, Reorganized B456, Reorganized Grid Storage or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (d) the professionals or court-retained agents of the Debtors, Reorganized B456 or Reorganized Grid Storage, (e) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, (f) the Subordinated Notes Indenture Trustee, (g) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, or (h) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (g) shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence, or willful misconduct, or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order), and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of the Plan, no holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) any of the Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) the directors, officers, or employees of any of the Debtors, Reorganized B456, Reorganized Grid Storage or any of the Debtors’ non-Debtor subsidiaries serving at any time during the pendency of the Chapter 11 Cases, (d) the professionals or court-retained agents of the Debtors, Reorganized B456 or Reorganized Grid Storage, (e) the members and professionals of the Official Creditors’ Committee, but only in their capacities as such, or the respective directors, (f) the Subordinated Notes Indenture Trustee, (g) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, or (h) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (g), for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, negotiation, or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, or willful misconduct or willful violation of federal or state laws and regulations including the Tax Code (in each case as determined by a Final Order).

Section 12.07       Releases by Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, and any Person seeking to exercise the rights of the Debtors’ Estates, including, without limitation, any successor to the Debtors, any Estate representative appointed or selected pursuant to Section 1123(b)(3) of the Bankruptcy Code, or the Liquidation Trustee, whether pursuing an action derivatively (including, but not limited to, the Derivative Actions) or otherwise, shall be deemed to forever release, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action (including Avoidance Actions), and liabilities whatsoever (other than for fraud, willful misconduct, or gross negligence) in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than the rights of the Debtors and the Liquidation Trustee to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date, against (a) any of the other Debtors, (b) Reorganized B456 and Reorganized Grid Storage, (c) any of the present or former directors, officers, and employees of any of the Debtors or any of the Debtors’ non-Debtor subsidiaries, other than the Opt-Out Individuals, if any, (d) any of the Debtors’ professionals and court-retained agents serving during the pendency of the Chapter 11 Cases, (e) the Subordinated Notes Indenture Trustee, (f) Wanxiang America, in its capacity as DIP Agent, DIP Lender, Prepetition Agent and Prepetition Lender, and (g) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (f); provided, however, that nothing in this Section 12.07 shall be deemed to prohibit the Debtors or the Liquidation Trustee from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities they may have against (a) any of their employees (other than any director or officer) that is based upon an alleged breach of a confidentiality, non-compete or any other contractual or fiduciary obligation owed to the Debtors or (b) the Wanxiang Designee, Wanxiang Equity Designee, Reorganized Grid Storage or Reorganized B456 on account of the breach of any contract or agreement between the Debtors, the Wanxiang Designee, the Wanxiang Equity Designee, Reorganized Grid Storage and/or Reorganized B456.  As of the Effective Date, the present and former directors, officers, and employees of the Debtors or any of the Debtors’ non-Debtor subsidiaries (the “D&O Releasees”), other than the Opt-Out Individuals, shall be deemed to release, waive and discharge the Debtors and the Debtors’ Estates of any and all claims, including but not limited to indemnification claims, in connection with or related to the Debtors, the Chapter 11 Cases, or the Plan (other than their respective rights to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder) that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Confirmation Date; provided, however, nothing in the Plan or this section shall be deemed to prohibit the D&O Releasees from asserting any such claim solely for defensive purposes in any litigation, contested matter or other proceeding against such D&O Releasees or otherwise to release any claim of the D&O Releasees against any third party, other than the Debtors and the Debtors’ Estates; provided, further, however, that in no event shall the D&O Releasees assert any affirmative claims against the Debtors and the Debtors’ Estates or seek any affirmative recovery against the Debtors and the Debtors’ Estates.

Section 12.08       Injunction.  Confirmation of this Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Estates with respect to any such Claim or Interest, and (b) respecting (vi)(A), (vi)(B), and (vi)(C) of this Section 12.08, the Estates and the Liquidation Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan):  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456  or any of their property; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estates, the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 or any of their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan (including, but not limited to, the Derivative Actions), (B) any form of objection to any Claim that is Allowed by the Plan, or (C) asserting Avoidance Actions against any holder of a Claim that is Allowed by the Plan.  Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by this Section shall prohibit the assertion against the Liquidation Trust, Reorganized Grid Storage or Reorganized B456 of all Claims or Interests, if any, related to the Debtors.

Section 12.09       Discharge of Claims and Termination of Interests.  Pursuant to Bankruptcy Code Section 1141(d), and except as otherwise specifically provided in the Plan or in the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever against B456, Grid Storage, their Estates and all successors thereto, or any of their assets or properties.  Upon the Effective Date,  B456, Grid Storage, and their Estates and all successors thereto shall be deemed discharged and released under Bankruptcy Code Section 1141(d)(1)(A) from any and all Claims, including, without limitation, demands and liabilities that arose before the Effective Date, and all debts  of the kind specified in Bankruptcy Code Sections 502(g), 502(h), or 502(i),

in each case whether or not:  (1) a proof of Claim or Interest based upon such Claim, debt, right or Interest is filed pursuant to Bankruptcy Code Section 501; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to Bankruptcy Code Section 502; or (3) the holder of such a Claim or Interest has accepted the Plan.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

ARTICLE XIII

RETENTION OF JURISDICTION

Section 13.01       Retention of Exclusive Jurisdiction by the Bankruptcy Court.  Pursuant to Bankruptcy Code Sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent permitted by law including, without limitation, jurisdiction to:

(a)           to the extent not otherwise determined by the Plan, to determine (i) the allowance, classification, or priority of Claims upon objection by any party-in-interest entitled to file an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against Assets, Estate Causes of Action, or property of the Estates or the Liquidation Trust;

(b)           to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Entity or Person;

(c)           to protect the Assets or property of the Estates and/or the Liquidation Trust, including Estate Causes of Action, from claims against, or interference with, such Assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any Assets of the Estates;

(d)           to determine any and all applications for allowance of Fee Claims;

(e)           to determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any Request for Payment of Claims, including both fees and expenses, entitled to priority under Bankruptcy Code Section 507(a);

(f)            to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of distributions hereunder, including any matters arising in connection with Section 7.03 of the Plan;

(g)           to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases or determine any issues arising from the deemed rejection of executory contracts and unexpired leases set forth in Article VIII of the Plan;

(h)           except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

(i)            to enter a Final Order closing the Chapter 11 Case of B456;

(j)            to modify the Plan under Bankruptcy Code Section 1127, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

(k)           to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

(l)            to determine any tax liability pursuant to Bankruptcy Code Section 505;

(m)          to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(n)           to resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Cases, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(o)           to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

(p)           to authorize, as may be necessary or appropriate, sales of Assets as necessary or desirable and resolve objections, if any, to such sales;

(q)           to resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

(r)            to approve, if necessary, any distributions, or objections thereto, under the Plan;

(s)            to approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidation Trust;

(t)            to resolve any dispute or matter arising under or in connection with the Liquidation Trust;

(u)           to order the production of documents, disclosures, or information, or to appear for deposition demanded pursuant to Bankruptcy Rule 2004; and

(v)           to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

Section 13.02       Retention of Non-Exclusive Jurisdiction by the Bankruptcy Court. Notwithstanding anything else in the Plan, the Bankruptcy Court shall retain non-exclusive jurisdiction over all Estate Causes of Action prosecuted by the Liquidation Trust.

Section 13.03       Failure of Bankruptcy Court to Exercise Jurisdiction.  If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Section 13.01 of the Plan, the provisions of this Article XIII shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01       Amendments.

(a)           Pre-Confirmation Amendments.  The Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b)           Postconfirmation/Preconsummation Amendment Not Requiring Resolicitation.  After the entry of the Confirmation Order and before substantial consummation of the Plan, the Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that:  (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or distributions of any Class of Claims or Interests under the Plan.

(c)           Postconfirmation/Preconsummation Amendment Requiring Resolicitation.  After the Confirmation Date and before substantial consummation of the Plan, the Debtors may, with the consent of the Official Creditors’ Committee, modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or distributions of a Class of Claims or Interests, provided that:  (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) the Plan as modified complies with the Bankruptcy Code and Bankruptcy Rules; and (iv) the Debtors comply with Bankruptcy Code Section 1125 with respect to the Plan as modified.

Section 14.02       Severability.  If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms..

Section 14.03       Successors and Assigns.  The rights, benefits and obligations of any Entity or Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity or Person.

Section 14.04       Exemption from Certain Transfer Taxes.  Pursuant to Bankruptcy Code Section 1146(a), the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax.  Any sale of any Asset of the Debtors or the Liquidation Trust occurring after or upon the Effective Date shall be deemed to be in furtherance of this Plan.

Section 14.05       Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Delaware.

Section 14.06       Confirmation Order and Plan Control.  To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, or any other agreement entered into by the Debtors and/or the Liquidation Trust, the Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order controls the Plan, the Disclosure Statement and any such agreements.

Section 14.07       Withdrawal of Plan.  The Debtors reserve the right, in the exercise of their reasonable discretion, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date; provided, however, that any such revocation or withdrawal shall require the consent of the Official Creditors’ Committee, not to be unreasonably withheld.  If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Estates or to prejudice in any manner the rights of the Estates or any Entity or Person in any further proceeding involving the Debtors and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur..

Section 14.08       Payment Dates.  Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day or as soon thereafter as practicable.

Section 14.09       Notices.  Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules shall be in writing and shall be sent via hand delivery, reputable overnight courier service, or facsimile and shall be deemed given when received (and in the case of notice by facsimile, when received and telephonically confirmed) at the following addresses or facsimile numbers, whether hand delivered, sent by overnight courier service or faxed:.

Debtors	Co-Counsel to the Debtors

B456 Systems, Inc. 200 West Street Waltham, MA 02451 Attn: David Vieau and Eric Pyenson Telephone: 617-778-5700 Facsimile: 617-924-8910

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attn: D. J. Baker, Esq., Rosalie Walker Gray,
Esq. and Adam S. Ravin, Esq.
Telephone: 212-906-1200
Facsimile: 212-751-4864

-and-

Latham & Watkins LLP
233 South Wacker Drive, Suite 5800
Chicago, IL 60606
Attn: Caroline Reckler, Esq. and Matthew
Warren, Esq.
Telephone: 312-876-7700
Facsimile: 312-993-9767

-and-

Richards, Layton & Finger, P.A.
920 North King Street
Wilmington, DE 19801
Attn: Mark D. Collins, Esq.
Telephone: 302-651-7700
Facsimile: 302-651-7701

United States Trustee	Counsel to the Official Creditors’ Committee

Office of the United States Trustee for the District of Delaware 844 King Street Suite 2207, Lockbox 35 Wilmington, DE 19801 Attn: Mark Kenney, Esq. Telephone: 302-573-6491 Facsimile: 302-573-6497

Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attn: William R. Baldiga, Esq., Sunni P.
Beville, Esq. and John F. Storz, Esq.
Telephone: 212-209-4800
Facsimile: 212-209-4801

-and-

Saul Ewing LLP
222 Delaware Avenue, Suite 1200
P.O. Box 1266
Wilmington, DE 19899
Attn: Mark Minuti, Esq.
Telephone: 302-421-6840
Facsimile: 302-421-5873

Liquidation Trustee	Counsel to the Liquidation Trustee

PIRINATE Consulting Group, LLC,
5 Canoe Brook Drive
Livingston, NJ 07039
Attn: Eugene I. Davis
Telephone: 973-533-9027
Facsimile: 973-535-1843

-and-

Mannon Consulting Group LLC
P.O. Box 1564
West Chester, Ohio 45071
Attn: Lois A. Mannon
Telephone: 614-560-6071
Facsimile: 614-573-6667

Brown Rudnick LLP
Seven Times Square
New York, NY 10036
Attn: William R. Baldiga, Esq., Sunni P.
Beville, Esq. and John F. Storz, Esq.
Telephone: 212-209-4800
Facsimile: 212-209-4801

-and-

Saul Ewing LLP
222 Delaware Avenue, Suite 1200
P.O. Box 1266
Wilmington, DE 19899
Attn: Mark Minuti, Esq.
Telephone: 302-421-6840
Facsimile: 302-421-5873

ARTICLE XV

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan under Bankruptcy Code Section 1129.

Dated: May , 2013

B456 SYSTEMS, INC.
B456 SECURITIES CORPORATION
GRID STORAGE HOLDINGS LLC

By:

Name: David Prystash
Title: Chief Financial Officer

LATHAM & WATKINS LLP

D. J. Baker

Rosalie Walker Gray

Adam S. Ravin

Annemarie V. Reilly

885 Third Avenue

New York, NY  10022-4834

(212) 906-1200

Caroline A. Reckler

Matthew L. Warren

Suite 5800

233 South Wacker Drive

Chicago, IL  60606

(312) 876-7700

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins

Michael J. Merchant

920 N. King Street

Wilmington, DE  19801

(302) 651-7700

Counsel for Debtors